Exhibit 4.4

AETNA AFFILIATE 401(k) PLAN

Effective January 1, 2013

AETNA AFFILIATE 401(k) PLAN

W I T N E S S E T H:

WHEREAS, the Company wishes to establish the Aetna Affiliate 401(k) Plan for Employees to provide retirement benefits to its Eligible Employees effective January 1, 2013; and

WHEREAS, it is the intention of the Company that such Plan and its Trust meet the requirements of Section 401(a) and Section 501(a) of the Internal Revenue Code;

NOW, THEREFORE

Effective January 1, 2013, the Plan and the Trust are hereby established to provide retirement benefits to Eligible Employees:

The Plan and Trust created in accordance with the terms hereof shall be formally known as the Aetna Affiliate 401(k) Plan.

ARTICLE I - DEFINITIONS		1
1.1	“Account”	1
1.2	“Account Value”	1
1.3	“Active Participant”	1
1.4	“Actual Contribution Percentage”	1
1.5	“Actual Deferral Percentage”	1
1.6	“Adjusted”	2
1.7	“Affiliate”	2
1.8	“Annuity Starting Date”	2
1.9	“Authorized Leave of Absence	2
1.10	“Beneficiary”	3
1.11	“Benefit Finance Committee”	3
1.11A	“Catch-up Contribution Agreement”	3
1.11B	“Catch-up Contributions”	3
1.11C	“Catch-up Eligible Participant”	3
1.12	“Change in Control”	3
1.13	“Code”	4
1.14	"Company”	4
1.15	“Compensation Deferral Agreement”	4
1.16	“Deferral Account	4
1.17	“Deferral Contributions”	4
1.18	“Deferral Contribution Rate”	4
1.18A	“Designated Roth Contributions	4
1.19	“Disability”	5
1.20	“Discretionary Contributions”	5
1.21	“Discretionary Contribution Account”	5
1.22	“Earnings or Profits”	5
1.23	“Effective Date”	5
1.24	“Eligible Employee”	5
1.25	“Employee”	5
1.26	“Employer”	6

i

1.27	“Employment Commencement Date”	6
1.28	“Fiscal Year”	6
1.29	“Group Annuity Contract”	6
1.30	“Highly Compensated Employee”	6
1.31	“Hour of Service”	6
1.32	“Incentive Contributions”	8
1.33	“Incentive Contribution Account”	8
1.34	“Insurer”	8
1.35	“Investment Fund”	8
1.36	“Limitation Year”	8
1.37	“Matched Deferral Contribution”	8
1.38	“Net Income”	8
1.39	“Nonhighly Compensated Employee”	8
1.40	“Normal Retirement Age”	8
1.41	“Normal Retirement Date”	8
1.42	“Part Time Employee”	9
1.43	“Participant”	9
1.44	“Participating Company”	9
1.45	“Pay”	9
1.46	“Period of Severance”	10
1.47	“Plan”	10
1.48	“Plan Administrator”	11
1.49	“Plan Year”	11
1.50	“Rollover Account”	11
1.51	“Rollover Contributions”	11
1.51A	“Roth Account”	11
1.52	“Section 414 Compensation”	11
1.53	“Spouse”	11
1.54	“Stable Value Option”	11
1.55	“Stock”	12
1.56	“Stock Account	12
1.56A	“Supplemental Employer Contribution”	12

1.56B	“Supplemental Employer Contribution Account”	12
1.56C	“Target Retirement Fund”	12
1.57	“Termination from Service”	12
1.58	“Termination from Service Date”	12
1.59	“Trust”	12
1.60	“Trustee”	12
1.61	“Trust Fund”	12
1.62	“Unallocated Contribution Account”	13
1.63	“Unmatched Deferral Contributions”	13
1.64	“Valuation Date”	13
1.65	“Vesting Service”	13
1.66	“Voluntary Contributions”	14
1.67	“Voluntary Contribution Account”	14

CONSTRUCTION		14

ARTICLE II - PARTICIPATION IN THE PLAN		15
2.1	Eligible Employee	15
2.2	Reemployment.	15

ARTICLE III - CONTRIBUTIONS		16
3.1	Rate of Deferral Contributions.	16
3.1A	Automatic Deferral Contributions.	16
3.1B	Designated Roth Contributions	19
3.2	When Deferral Contributions are Made	19
3.3	Changes in Deferral Contribution Rate	19
3.4	Discontinuance and Resumption of Deferral Contributions.	20
3.5	Special Limitation on Deferral Contributions.	20
3.6	Incentive Contributions.	24
3.7	Time and Form of Incentive Contributions	29
3.8	Rollover Contributions.	29
3.9	Voluntary Contributions.	30
3.10	When Voluntary Contributions are Made.	30
3.11	Changes in Voluntary Contribution Rate	30

3.12	Discontinuance of Voluntary Contributions	30
3.13	Catch-up Contributions	31
3.14	Incentive Contributions Not Applicable to Catch-up Contributions	31
3.15	Rate and Timing of Catch-up Contributions	31
3.16	Changes to Catch-up Contribution Agreement	32
3.17	Discontinuance and Resumption of Catch-up Contributions.	32
3.18	Transfer to Trust Fund	32
3.19	Supplemental Employer Contributions	32

ARTICLE IV - LIMITATIONS ON CONTRIBUTIONS		33
4.1	Return of Contributions.	33
4.2	Compliance with Code Section 415	33
4.3	Determination of Amount and Transmittal of Contributions.	34

ARTICLE V - INVESTMENTS		35
5.1	Receipt of Contributions.	35
5.2	Investment of Accounts	35
5.3	Initial Investment in Funds	35
5.4	Change of Investment Fund.	35
5.5	Trustee May Hold and Distribute Cash.	36
5.6	Purchase of Stock; the Stock Account.	36
5.7	Available Investment Funds; Changes in Available Investment Funds	37
5.8	Contractual Income and Settlement.	37
5.9	Intention to Comply with ERISA Section 404(c).	38

ARTICLE VA - EMPLOYEE STOCK OWNERSHIP PLAN		39
5A.1	ESOP Designation.	39
5A.2	Designed to Invest in Employer Securities.	39
5A.3	Right to Demand Employer Securities.	39
5A.4	Statutory Distribution Requirement.	39
5A.5	Voting Rights.	39
5A.6	Pass-Through Dividends.	39

ARTICLE VI - ACCOUNTS AND ALLOCATIONS		42

6.1	Unallocated Contribution Account.	42
6.2	Allocation of Investment Earnings.	42
6.3	Determination of Value.	42

ARTICLE VII - VESTING		43
7.1	Accounts Other Than Supplemental Employer Contribution Acco	43
7.2	Supplemental Employer Contribution Account.	43
7.3	Occurrence of Forfeitures.	43
7.4	Use of Forfeitures.	44

ARTICLE VIII - DISTRIBUTION TO PARTICIPANTS		45
8.1	Time of Distribution.	45
8.2	Distribution Upon Participant’s Termination From Service for Reasons Other Than Death or Disability	46
8.3	Distribution Upon Death of Participant Following Commencement of Benefits	47
8.4	Distribution Upon Disability of Participant.	47
8.5	Forms of Distribution.	47
8.6	Election of Form of Distribution.	48
8.7	Annuity Nontransferable.	48
8.8	Distribution Where No Election by Participant.	48
8.9	Limit on Distribution of Deferral Accounts.	48
8.10	Small Account Values; Lump Sum Cash-Out; Automatic Rollover.	49
8.11	Procedure for Missing Participants or Beneficiaries	49
8.12	Rules for Minimum Required Distributions	50
8.13	Distribution of Certain Accounts for Purposes of Conversion to Designated Roth Contributions.	55

ARTICLE IX - WITHDRAWALS AND LOANS		56
9.1	Withdrawals from Voluntary Contribution and Rollover Accounts.	56
9.2	Withdrawals from Deferral and Incentive Contribution Accounts.	56
9.2A	Withdrawals from Supplemental Employer Contribution Account.	56
9.3	Hardship Withdrawals.	56
9.4	Timing of Withdrawals.	58
9.5	Distribution of Amounts Withdrawn	58

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9.6	Loans to Participants.	58

ARTICLE X - PAYMENT OF DEATH BENEFITS		63
10.1	Source of Death Benefits.	63
10.2	Determinations of Values and Cash-Outs.	63
10.3	Death Benefit.	63
10.4	Proof of Death.	63
10.5	Minimum Required Distributions	63
10.6	Form of Payment.	64

ARTICLE XI - TERMINATION OF PLAN		65
11.1	Company's Right to Terminate	65
11.2	Effect on Employer and Trustee.	65
11.3	Effect on Participants.	65
11.4	Termination of Participation by a Participating Company.	65

ARTICLE XII - AMENDMENT OF THE PLAN		66
12.1	Procedure for Amendment	66
12.2	Restrictions.	66

ARTICLE XIII - MANAGEMENT OF THE PLAN		67
13.1	Allocation of Responsibility.	67
13.2	Powers and Duties of the Plan Administrator	68
13.3	Notices and Elections of Participants.	70
13.4	Accounts and Records	71
13.5	Compliance with Applicable Law	71
13.6	Liability	71
13.7	Indemnification.	71
13.8	Authorization of Payments.	72
13.9	Notices to Trustee.	72

ARTICLE XIV - TRUSTEE		73
14.1	Accounting.	73
14.2	Trustee's Responsibilities Limited.	73
14.3	Information and Receipts	74

14.4	Administrative Services	74
14.5	Expenses	74
14.6	Compensation of Trustee	75
14.7	Resignation or Removal of Trustee	75
14.8	Voting or Tender of Stock.	76
14.8A	Voting With Respect to Investment Funds Other Than the Stock Account	78
14.9	Indemnification by Employer.	78
14.1	Legal Action by Trustee	78
14.11	Acceptance of Trustee	78
14.12	Powers of Trustee	78
14.13	Maintenance of Indicia of Ownership	81
14.14	Form of Communications	81
14.15	Insurance Contracts.	81
14.16	Applicability of Article XIV	82

ARTICLE XV - CLAIMS PROCEDURES AND CERTAIN RESTRICTIONS		83
15.1	Claims Procedure.	83
15.2	Assignment and Alienation Prohibited	83
15.3	Distribution Pursuant to a Qualified Domestic Relations Order	83
15.4	Distribution Pursuant to a Judgment, Order or Decree	86

ARTICLE XVI - ADOPTION OF PLAN BY AFFILIATE		88
16.1	Purpose of Article	88
16.2	Adoption by Affiliate	88
16.3	Participation in the Plan.	88
16.4	Termination by a Participating Company; Ceasing to be an Affiliate.	89
16.5	Participating Company Plan Expenses	89
16.6	Company as Agent	90
16.7	Transferred Employees	90
16.8	Contributions to Trust Fund	90
16.9	Common Procedures and Rules	90
16.10	Contributions by Participating Employer.	91

ARTICLE XVII - PROVISIONS RELATING TO TOP-HEAVY PLAN		92

17.1	Applicability	92
17.2	Definitions	92
17.3	Minimum Benefit.	96
17.4	Determination of present values and amounts	97

ARTICLE XVIII - MISCELLANEOUS		98
18.1	Benefits Solely From Trust Fund	98
18.2	Liability for Benefits, Contributions and Expenses	98
18.3	Rights of Employees	98
18.4	Taxes and Fees	98
18.5	Direct Rollovers.	99
18.6	Merger, Consolidation, or Transfer	99
18.7	Applicable State Law	99B
18.8	Section 16 of the Exchange Act	99B
18.9	Manner of Communications	99B
18.10	Qualified Military Service	99C
18.11	Recovery of Benefit Overpayments	99C

ATTACHMENT I - ACQUIRED EMPLOYERS – VESTING SERVICE CREDIT		I

ATTACHMENT II - PARTICIPATING COMPANIES		II

ARTICLE I - DEFINITIONS

1.1           “Account” means the total of the subaccounts maintained by the Plan Administrator to record the interest of a Participant in the Plan, including the Deferral Account, the Roth Account, the Incentive Contribution Account, the Supplemental Employer Contribution Account, the Voluntary Contribution Account, the Rollover Account, and the Discretionary Contribution Account.

1.2           “Account Value” means the fair market value or book value of any Account on the date assets are required to be valued.

1.3           “Active Participant” means a Participant who is an Eligible Employee and who has not yet incurred a Termination from Service Date.  In addition, a Participant shall cease to be an Active Participant as of the date he or she ceases to be an Eligible Employee.  To the extent an Active Participant becomes an “Active Participant” in the Aetna 401(k) Plan as a result of a change in his Employer, he shall cease to be an Active Participant in the Plan.

1.4           “Actual Contribution Percentage” for a specified group of Active Participants for a Plan Year shall be the average of the Contribution Percentage of each Active Participant in such group, where such Contribution Percentage shall be equal to the ratio of:

(a)	(i)
the Incentive Contributions and Voluntary Contributions, andany Deferral Contributions and Discretionary Contributions made pursuant to Section 3.6(d), which are treated as Incentive Contributions for purposes of the Actual Contribution Percentage test,

(ii)	contributed to the Plan on behalf of the Active Participant for such PlanYear; to

(b)           the Active Participant's Section 414 Compensation for such Plan Year.  If the Plan Administrator deems it desirable, all Contribution Percentages may be calculated by taking into account Section 414 Compensation only for that portion of the Plan Year during which the individual was an Active Participant.

1.5           “Actual Deferral Percentage” for a specified group of Active Participants for a Plan Year shall be the average of the Deferral Percentage of each Active Participant in such group, where such Deferral Percentage shall be equal to the ratio of:

(a)	(i)	the Deferral Contributions, and

(ii)
any Incentive Contributions and Discretionary Contributions made pursuant to Section 3.5(b), which are treated as Deferral Contributions for purposes of the Actual Deferral Percentage test, contributed to the Plan on behalf of the Active Participant for such Plan Year; to

(b)           the Active Participant's Section 414 Compensation for such Plan Year.  If the Plan Administrator deems it desirable, all Deferral Percentages may be calculated by taking into account Section 414 Compensation only for that portion of the Plan Year during which the individual was an Active Participant.

1.6           “Adjusted” means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code or otherwise, as applied to such items and in such manner as such Secretary shall provide.  The amounts set forth for the application of adjustments are the amounts prescribed by law as subject to adjustment and shall be adjusted from the date as prescribed by applicable law.  With respect to a Short Plan Year, items under the Plan that are subject to adjustment shall be multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year and the denominator of which is twelve (12).

1.7           “Affiliate” means any entity affiliated with the Company or a Participating Company within the meaning of Section 414(b) of the Code with respect to controlled groups of corporations (within the meaning of Section 1563(a) of the Code, determined, however, without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code), Section 414(c) of the Code with respect to trades or businesses (whether or not incorporated) under common control with the Company or a Participating Company, Section 414(m) of the Code with respect to affiliated service groups, and any other entity required to be aggregated with the Company or a Participating Company pursuant to regulations under Section 414(o) of the Code.  No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Section 414 of the Code.

For this purpose, an affiliated service group is (a) a group consisting of an entity whose principal business is the performance of medical, legal, accounting or other services and any other entity that regularly performs services for or with the first organization or other organizations in the group, (e.g., a health maintenance organization and a professional corporation employing physicians who perform medical services for or with the health maintenance organization), or (b) a group consisting of an entity whose principal business is the performance of management functions for other entities and the entities who are so managed and related entities, provided, in each case, that the common ownership requirements and other conditions of Section 414(m) of the Code and regulations thereunder are met.

1.8           “Annuity Starting Date” means the Valuation Date as of which benefits are calculated for purposes of payment, i.e., the first day of the first month for which an amount is payable as an annuity or, in the case of another form of benefit, the date on which all events have occurred that entitle the

Participant to such benefit, and not the actual payment date.

1.9           “Authorized Leave of Absence” means any absence authorized in writing by the Employer under its nondiscriminatory personnel practices, provided further that the Participant returns to employment within the period specified in the written instrument which authorizes the leave of absence.

1.10        “Beneficiary” means any person or persons or fiduciary designated by a Participant, or for a Participant in accordance with the terms hereof, to receive any benefits payable by reason of the death of a Participant, subject to applicable laws.  Such designation shall be made by executing and delivering to the Employer written notice thereof in such form as may be prescribed by the Employer at any time prior to the Participant's death, and may be revoked or changed by subsequent written notices delivered to the Employer form time to time prior to the Participant’s death.  If the Participant shall have failed to make such a designation, or if no designated Beneficiaries shall survive the Participant, then the Beneficiary shall be  (i) the Participant’s Spouse, or (ii) if no Spouse survives the Participant, the Participant’s children, or (iii) if neither a Spouse nor any children survive the Participant, the Participant’s estate.  Where appropriate the term “Beneficiary” shall also refer to an alternate payee under a QDRO.  Solely for purposes of the definition of “Beneficiary,” the term “Spouse” shall include a same-sex spouse to whom the Participant is legally married under applicable state law.

1.11        “Benefit Finance Committee” means the persons appointed as such by the Company in accordance with the provisions of, and who have the duties described in, Section 13.1.

1.11A     “Catch-up Contribution Agreement” means the agreement by which a Catch-up Eligible Participant agrees to defer receipt of Pay in consideration for the Employer’s agreement to make Catch-up Contributions in accordance with the terms of the Plan.

1.11B     “Catch-up Contributions” means the amount contributed to the Plan pursuant to a Catch-up Eligible Participant’s Catch-up Contribution Agreement a) on a pre-tax basis to his or her Deferral Account or b) on an after-tax basis to his or her Roth Account.

1.11C     “Catch-up Eligible Participant” means an Active Participant who has or will have attained age 50 before the close of the Plan Year.

1.12        “Change in Control” means the happening of any of the following:

(i)
When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding Parent and any Subsidiary thereof and any employee benefit plan sponsored or maintained by Parent or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Parent representing 20 percent or more of the combined voting power of Parent’s then outstanding securities;

(ii)
When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this subsection (ii); or

(iii)	The occurrence of a transaction requiring stockholder approval for the acquisition of Parent by an entity other than Parent or a Subsidiary through purchase of assets, or by merger, or otherwise.

1.13        “Code” means the Internal Revenue Code of 1986, as amended.

1.14        "Company” means Aetna Inc., formerly known as Aetna U.S. Healthcare, Inc., or any successor by merger, consolidation, purchase or otherwise.

1.15        “Compensation Deferral Agreement” means the agreement by which an Active Participant agrees to defer receipt of Pay in consideration for the Employer's agreement to make Deferral Contributions in accordance with the terms of the Plan.

1.16        “Deferral Account” means the subaccount established to record the Participant's Deferral Contributions, Catch-up Contributions, and the earnings thereon.

1.17        “Deferral Contributions” means the amount contributed to the Plan on a pre-tax basis pursuant to an Active Participant's Compensation Deferral Agreement in accordance with Section 3.1.  Notwithstanding the foregoing, unless it is specifically stated otherwise or the context requires otherwise, Designated Roth Contributions will be treated as Deferral Contributions.

1.18        “Deferral Contribution Rate” means that percentage of a Participant's Pay designated as a Deferral Contribution in a Compensation Deferral Agreement in accordance with Section 3.1.

1.18A     “Designated Roth Contributions” means the amount contributed to the Plan on an after-tax basis pursuant to an Active Participant’s Compensation Deferral Agreement in

accordance with Section 3.1B.  This term is intended to comply with the definition of “designated Roth contribution” in Code § 402A(c)(1).

1.19        “Disability” means a physical or mental condition that meets both of the following conditions: (a) in the opinion of a licensed physician appointed by the Plan Administrator the disability is believed to be permanent and to render the Participant unfit to perform the duties for which the Participant is trained or that are of equal dignity and status, and (b) the disability results in the Participant receiving disability benefits under either (i) the Federal Social Security Act or (ii) the long-term disability plan sponsored by the Employer.

1.20        “Discretionary Contributions” means the amount, if any, contributed to the Plan on behalf of a Participant as a Discretionary Contribution pursuant to Section 3.5(b) and/or Section 3.6(d).

1.21        “Discretionary Contribution Account” means the subaccount established to record the Participant’s Discretionary Contribution and the earnings thereon.

1.22        “Earnings or Profits” means the current or accumulated earnings or profits of the Employer determined by the Employer in accordance with generally accepted accounting principles.

1.23        “Effective Date” means the date as of which the Company initially adopted the Plan and executed the Trust:  January 1, 2013.

1.24        “Eligible Employee” means any Employee employed by an Employer other than (a) an Employee whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Section 7701(a)(46) of the Code) and an Employer if such collective bargaining agreement does not specifically provide for participation in the Plan; (b) a “leased employee,” as such term is defined under Section 414(n) of the Code; (c) an Employee who is a nonresident alien (within the meaning of Section 7701(b) of the Code) with no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer or Affiliate that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), unless (i) a certificate of coverage has been filed with the Social Security Administration on behalf of the Employee under Section 233 of the Social Security Act, or (ii) the employee has been designated as an Eligible Employee by the Employer; (d) an individual who is designated, or otherwise determined, to be an independent contractor but who is ultimately determined to be an employee pursuant to the Code or any other applicable law, or (e) an Employee designated by the Company or a Participating Company as a benefits ineligible Employee.

1.25        “Employee” means any person who is employed by an Employer or an Affiliate.  The term Employee shall not include any individual the Employer or an Affiliate designates as, or otherwise determines to be, an independent contractor.  However, the term Employee shall include “leased employees” within the meaning of Section 414(n) of the Code.   Notwithstanding the foregoing, if leased employees constitute less than twenty percent (20%)

of the nonhighly compensated work force of the Employer and all Affiliates (within the meaning of Section 414 (n)(5)(C)(ii) of the Code), the term Employee shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code.  The term Employee shall not include agents, general agents, contract general agents, career agents or brokers.

           1.26         “Employer” means any Participating Company that adopts the Plan.

           1.27         “Employment Commencement Date” means the first day for which an Employee is entitled to be credited with an Hour of Service.  “Reemployment Commencement Date” means the first day for which an Employee is entitled to be credited with an Hour of Service subsequent to the Employee's Termination from Service.

           1.28         “Fiscal Year” means the Employer's fiscal year for Federal Income Tax purposes.

           1.29         “Group Annuity Contract” means a contract or contracts of the Insurer that provides the accumulation facilities under Investment Funds maintained by the Insurer and that also provide facilities for distribution of Account Value upon a Participant's Termination from Service.

1.30        “Highly Compensated Employee” means, effective for Plan Years beginning on or after January 1, 2013:  (a) any Employee who, during the “look-back year” received compensation (as defined in Section 415(c)(3) of the Code) in excess of $115,000 (as adjusted pursuant to section 415(d) of the Code); and (b) any Employee who is a 5-percent owner (as described in Section 17.2(b)(iii) hereof) at any time during the “look-back year” or the “determination year.”  For purposes of this Section 1.30 the “determination year” shall be the Plan Year and the “look-back year” shall be the twelve-month period immediately preceding the “determination year,” or, if the Company elects, the calendar year ending with or within the determination year.  The determination of who is a “highly compensated employee” will be made in accordance with Section 414(q) of the Code and applicable regulations, rulings and procedures and permitted elections thereunder.

1.31        “Hour of Service” means:

(a)
each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate.  These hours will be credited to the Employee for the computation period in which the duties are performed; and

(b)
each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or an Authorized Leave of Absence, but not in excess of five hundred and one (501) hours for any continuous period of nonworking time for which the Participant is compensated.  Hours under this Section will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

(c)
each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate with respect to an Employee.  The same hours of service will not be credited both under subsection (a) or subsection (b), as the case may be, and under subsection (c).  Hours credited under this subsection will be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made; and

(d)
Hours of Service will be credited for employment with an Affiliate provided, however, if an Employee has previously been credited with an Hour of Service for any hour of work with the Company or a Participating Company the Employee shall not be entitled to be credited for a second hour for the same period based on employment with an Affiliate.

(e)
Hours of Service shall not be credited for any hours for which an Employee is directly or indirectly paid under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability laws.

(f)
Hours of Service shall not be credited for payments which were made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee, nor for extra pay for any period for which Hours have previously been credited, such as extra pay in lieu of vacation.

(g)	For purposes of determining Hours of Service, the following guidelines shall apply:

(1)
Notwithstanding anything in this Plan to the contrary, an Employee shall be credited with Hours of Service if so required by any federal law; the nature and extent of such credit shall be determined under such law.

(2)
Employees compensated on other than an hourly basis and for whom hours are not required to be counted and recorded by any other federal law, such as the Fair Labor Standards Act, shall be credited with forty-five (45) Hours of Service per week for any week during which the Employee is credited with one (1) Hour of Service.

(3)
When necessary, Hours of Service completed prior to January 1, 1976 shall be determined from such records as an Employer has maintained in the past, making reasonable approximations where necessary.  If these records are insufficient to make an approximation, a reasonable estimate of Hours of Service to be credited will be made.

1.32        “Incentive Contributions” means the amounts contributed by the Employer in accordance with Section 3.6(a).

1.33        “Incentive Contribution Account” means the Participant's subaccount with respect to the Incentive Contributions made pursuant to Section 3.6(a) and earnings thereon.

1.34        “Insurer” means Aetna Life Insurance Company or such other legal reserve life insurance company with which the Trustee enters into a Group Annuity Contract or other contract.

1.35        “Investment Fund” means the Stock Account and such other investments as are made available for the investment of the Participants’ Accounts in accordance with the rules of Article V, including, without limitation, common or collective investment funds managed by a bank or registered investment advisor, and including an investment option under which an individual brokerage account is established for an electing Participant that permits the Participant to select individual stocks, corporate and government bonds and mutual funds.  Investment Fund shall not include (a) a direct interest in real property, leaseholds or mineral interests or (b) securities which are not purchased on a United States Exchange or where evidence of ownership is held by a custodian outside of the United States.  As set forth in Section 5.7, the Stock Account cannot be changed or removed by the Benefit Finance Committee, and can only be changed or removed by a Plan amendment.

1.36        “Limitation Year” means the calendar year.

1.37        “Matched Deferral Contribution” means a Deferral Contribution or portion thereof for which a corresponding Incentive Contribution is made on behalf of the Participant.

1.38        “Net Income” means the Employer's net profit for the current fiscal year, as determined by the Employer in accordance with generally accepted accounting principles and without deduction for contributions under the Plan.

1.39        “Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.40        “Normal Retirement Age” means a Participant's sixty-fifth (65th) birthday.

1.41        “Normal Retirement Date” means the first day of the month coinciding with or next following the Participant's attainment of Normal Retirement Age.

1.42        “Part Time Employee” means an Employee who is scheduled to work fewer than 20 hours per week.

1.43        “Participant” means an Eligible Employee who satisfies the eligibility requirements under Article II and who is participating in the Plan in accordance with its provisions (whether or not such Eligible Employee elects to make Deferral Contributions), or a former Eligible Employee who participated in the Plan and who has not yet received a full distribution of his or her Account as provided in Article VIII.

1.44        “Participating Company” means any Affiliate which has adopted the Plan and Trust in accordance with the terms and conditions set forth herein.  A Participating Company may adopt this Plan with respect to less than all of its otherwise eligible employees.  The Participating Companies are listed in Attachment II to this Plan.

1.45        “Pay” means the base salary or base wages, as applicable, paid to an Active Participant by the Employer during a Plan Year (or any portion thereof) for personal services rendered, plus any performance bonus, wage incentive, shift differential, area differential and overtime, including payments made under the Management Incentive Plan which are paid at the time awarded (rather than pursuant to a deferral agreement).  Pay shall be determined as if no elective salary reduction had been made pursuant to Sections 125 (including amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage), 132(f) and 401(k) of the Code.

Pay shall not include:

(1)	payments under any stock option plan or similar equity program;

(2)	compensation paid for service performed as an agent, career agent, general agent, contract general agent or broker;

(3)	payments made for unused paid time off;

(4)
any personal commissions paid to employees for the sale of any product of a business unit of the Employer including life insurance commissions, mutual fund commissions, variable annuity commissions, group insurance plan commissions, Aetna health plan commissions, auto insurance commissions, homeowner's insurance commissions and casualty insurance commissions;

(5)	sign-on bonuses or any other payment made upon acceptance of employment with the Employer,

(6)	any noncash compensation;

(7)
severance or salary continuation payments or benefits, except salary continuation benefits not to exceed 13 weeks (generally 9 weeks for an Employee whose "Commencement Date", as defined in the Aetna Inc. Job Elimination Benefits Plan, is on or after January 1, 2003);

(8)	lump sum vacation payments;

(9)	transfer or relocation payments;

(10)	travel and entertainment expenses;

(11)	tuition reimbursement;

(12)	payments under long term compensation programs;

(13)	any stay or retention bonus; and

(14)	any bonus which is paid pursuant to a deferral agreement or program;

Notwithstanding any other provision of the Plan to the contrary, effective January 1, 2013, the annual Pay of each Active Participant taken into account under the Plan for any Plan Year shall not exceed two hundred and fifty five thousand dollars ($255,000), as Adjusted in accordance with Section 401(a)(17)(B) of the Internal Revenue Code to reflect increases in the cost of living, except that with respect to a Short Plan Year, annual Pay shall not exceed two hundred and fifty five thousand dollars ($255,000), as Adjusted in accordance with Section 401(a)(17)(B) of the Internal Revenue Code to reflect increases in the cost of living, multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year and the denominator of which is twelve (12).  In the case of any Plan Year that does not coincide with the calendar year, the annual compensation limitation used for purposes of calculating annual Pay shall be the limitation applicable to the calendar year in which the Plan Year begins.

1.46        “Period of Severance” means a period beginning on the Termination from Service Date and ending on the Employee's Reemployment Commencement Date.  In the case of an Employee who would have normally been scheduled to work during unpaid absence incident to the pregnancy of or birth or adoption of a child by or to such Employee and the caring for such child immediately thereafter, then for purposes of calculating a Period of Severance, the Employee's Termination from Service Date shall be postponed for one year beyond the date which would otherwise be provided under Section 1.58, but only to the extent that credit for such unpaid absence has not already been given as an Authorized Leave of Absence.

 1.47       “Plan” means the Aetna Affiliate 401(k) Plan as set forth herein, including any amendments hereto.  This Plan is intended to be a profit sharing plan with a feature satisfying the requirements of Section 401(k) of the Code.  Except to the extent otherwise provided, the terms of the Plan in effect as of a Participant's Termination from Service Date will be applicable to such Participant.

1.48        “Plan Administrator” means the Company.

1.49        “Plan Year” means the twelve-(12) month period beginning on each January 1 and ending on the next subsequent December 31.

All calculations and determinations under the Plan that are based on a Plan Year shall, with respect to such calculations and determinations for a Short Plan Year, be made in the manner required by the Code.

1.50        “Rollover Account” means the subaccount established to record an Eligible Employee's Rollover Contributions and earnings thereon.

1.51        “Rollover Contributions” means the amount contributed to the Plan as a rollover contribution in accordance with Section 3.8.

1.51A     “Roth Account” means the subaccount established to record the Participant’s Designated Roth Contributions, after-tax Catch-up Contributions, applicable Rollover Contributions and the earnings thereon.

1.52        “Section 414 Compensation” means for any Participant, the Participant's wages within the meaning of Section 3401(a) of the Code and all other payments of compensation for which the Employer is required to furnish the Participant a written statement under Section 6041(d), 6051(a)(3), and 6052 of the Code, i.e., a Form W-2, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus any amounts paid pursuant to any salary reduction agreement for the year in question under an arrangement referred to in Sections 125, 403(b) or 401(k) of the Code.  Section 414 Compensation shall be measured based on compensation actually paid or made available to a Participant during the measuring period and not on an accrued basis.  Section 414 Compensation in excess of two hundred and fifty five thousand dollars ($255,000), as Adjusted, shall not be taken into account under the Plan.  The annual compensation limitation used for purposes of calculating Section 414 Compensation shall be the limitation applicable to the calendar year in which the Plan Year begins.

1.53        “Spouse” means a Participant's legal spouse determined under applicable law, including the Defense of Marriage Act of 1996.

1.54        “Stable Value Option” means an accumulation facility under the Group Annuity Contract that provides for investment of assets at a stipulated rate of interest for a fixed period.

1.55        “Stock” means the common shares of Aetna Inc.

1.56        “Stock Account” means any account established and maintained for the purpose of investing in Stock, as further described in Section 5.6.

1.56A     “Supplemental Employer Contribution” means the amount contributed by the Employer in accordance with Section 3.15.

1.56B     “Supplemental Employer Contribution Account” means the Participant's subaccount with respect to Supplemental Employer Contributions made pursuant to Section 3.15 and earnings thereon.

1.56C     “Target Retirement Fund” means each of a group of funds offered as investments under the Plan, providing a mix of stocks, bonds, and cash designed for Employees who will reach the Social Security “full retirement age”, as set out in the Social Security Administration’s full retirement age schedule, in or around a particular year.

1.57        “Termination from Service” means, for any Employee, the termination of his or her employment upon the occurrence of his or her Termination from Service Date.

1.58        “Termination from Service Date” means the date which is the earlier of (i) the earliest of the date an Employee quits, retires, dies or is discharged from employment with the Employer; or (ii) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) for any reason other than quit, retirement, death or discharge, such as vacation, holiday, sickness, leave of absence or layoff.  Notwithstanding the preceding, a Termination from Service Date shall not occur earlier than the last day of any (a) Authorized Leave of Absence, (b) period in which an Employee receives long-term disability benefits from a plan maintained by the Employer, or, if earlier, the commencement of the distribution of benefits under this Plan; provided, however, that a Termination from Service Date shall occur on the date such Participant’s employment with the Employer is terminated pursuant to Company policy, or (c) period in which the Employee receives periodic salary continuation benefits not to exceed 13 weeks (generally 9 weeks for an Employee whose "Commencement Date", as defined in the Aetna Inc. Job Elimination Benefits Plan, is on or after January 1, 2003).  See also Section 16.4(b).

1.59        “Trust” means the trust agreement as set forth herein and adopted by the Company, which is established to hold and invest contributions made under the Plan.

1.60        “Trustee” means such person or persons or corporation appointed and acting as Trustee or successor Trustee under the Trust.

1.61        “Trust Fund” means all assets of any kind or nature, including all property and income, held by the Trustee under the Trust.

1.62        “Unallocated Contribution Account” means the account established and maintained by the Plan Administrator for recording Incentive Contributions held by the Trustee before allocation in accordance with the provisions of Article VI.

1.63        “Unmatched Deferral Contributions” means a Deferral Contribution or portion thereof for which no corresponding Incentive Contribution is made.

1.64        “Valuation Date” means the date used to value the Plan's assets.  Generally, each day of the Plan Year shall be a Valuation Date; however, the Plan Administrator in its sole discretion may designate specific Valuation Dates for specific purposes.

1.65        “Vesting Service” means the period or periods of an Employee's employment considered in the determination of vesting.

(a)
An Employee's initial period of Vesting Service shall begin on the Employee's Employment Commencement Date and end on the next following Termination from Service Date. If an Employee has a Termination from Service and is subsequently reemployed, a new period of Vesting Service shall begin on the Employee's Reemployment Commencement Date and end on the next subsequent Termination from Service Date.  If, however, an Employee has a Termination from Service and again performs an Hour of Service as defined in Section 1.33(a) within 12 months from the most recent Termination from Service Date, such Termination from Service shall be disregarded, and the Employee shall be credited with all Vesting Service from his or her most recent Employment Commencement Date or Reemployment Commencement Date.

An Employee shall be credited with a number of “Years of Vesting Service” equal to the Employee's periods of Vesting Service expressed as the number of whole years within such period or periods.  In determining the number of whole Years of Vesting Service, all periods of Vesting Service shall be aggregated and counted on the basis that 12 months of Vesting Service or 365 days of Vesting Service are equal to one whole Year of Vesting Service.

(b)
A period of Vesting Service shall include a period prior to the date the Employer by which an Employee is employed became or becomes an Affiliate, but only to the extent specifically set forth in Attachment I hereto.

(c)
In the case of an Employee who leaves employment to enter service with the armed forces of the United States, Service shall include the period of such military service, provided that the Employee resumes employment with the Employer or an Affiliate within the period during which such re-employment rights are protected by applicable law.  The provisions of this Section 1.65 shall be construed in accordance with, and to be coextensive with, the provisions of Section 414(u) of the Code.

1.66        “Voluntary Contributions” means the amount of a Participant's taxable annual Pay contributed to the Plan in accordance with Section 3.9.

1.67        “Voluntary Contribution Account” means the subaccount established and maintained by the Plan Administrator for recording the Participant's Voluntary Contributions and earnings thereon.

CONSTRUCTION

The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.  Where appropriate, words used in the singular include the plural and words used in the plural include the singular.  The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to this entire Plan, not to any particular provision or section.

ARTICLE II - PARTICIPATION IN THE PLAN

2.1           Eligible Employee. Each Eligible Employee shall become an Active Participant on the later of (i) January 1, 2013, or (2) his or her Employment Commencement Date.

2.2           Reemployment.  An Employee who is reemployed by an Employer shall become an Active Participant in accordance with the provisions of Section 2.1.

ARTICLE III - CONTRIBUTIONS

3.1          Rate of Deferral Contributions.

(a)
Subject to the provisions of this Article III, an Active Participant may enter into a Compensation Deferral Agreement to have the Employer make contributions to the Deferral Account on the Active Participant’s behalf as of each payroll period, in accordance with Section 401(k) of the Code.

(b)
Active Participants who are Highly Compensated Employees may elect Deferral Contributions of up to twenty percent (20%), but only with respect to the Active Participants’ Pay that is otherwise payable after the date of such election in accordance with applicable Plan procedures.

(c)
Active Participants who are Nonhighly Compensated Employees may make Deferral Contributions pursuant to (a) above at a rate of between one percent (1%) and forty percent (40%), in whole percentages, of the Active Participant's Pay.

(d)
Notwithstanding anything herein to the contrary, former participants of the Prodigy Health Group, Inc. 401(k) Savings Plan who become Active Participants on January 1, 2013, will have their pretax contribution election in the Prodigy Health Group, Inc. 401(k) Savings Plan automatically transferred to the Plan and such elections will be effective on the Effective Date, subject, however to the provisions of Section 3.1A(a).

3.1A       Automatic Deferral Contributions.

(a)
Notwithstanding anything to the contrary in this Article III, Eligible Employees who become Active Participants and who have not made an affirmative election with respect to Deferral Contributions as set out in the regulations issued under Section 401(k)(13) (including an affirmative election to make no Deferral Contributions or an affirmative election to have Deferral Contributions made in a different amount)) shall be deemed to have entered into a Compensation Deferral Agreement to have the Employer make contributions to the Deferral Account on the Participant’s behalf as of each payroll period, in accordance with Section 401(k) of the Code, at the rate of 3%.  Such Compensation Deferral Agreement shall be deemed entered into upon the commencement of the second pay period following date he or she becomes an Eligible Employee or if that is not feasible the next pay period thereafter that is feasible, provided however that such date shall be no later than the earlier of (A) the pay date for the second pay period that begins after notice is provided pursuant to (b)(ii) below or (B) the first pay period that occurs at least 30 days after such notice is provided or January 4, 2013.  Notwithstanding anything herein to the contrary, former participants of the Prodigy Health Group, Inc. 401(k) Savings Plan who become Active Participants on January 1, 2013, and who have made an affirmative election with respect to Deferral Contributions, but such election is less than 3%, shall be deemed to have entered into a Compensation Deferral Agreement to have the Employer make contributions to the Deferral Account on the Participant’s behalf as of each payroll period, in accordance with Section 401(k) of the Code, at the rate of 3%.

(b)
An Active Participant described in subsection (a) above shall have the right, and shall be given a reasonable period of time prior to the commencement of Deferral Contributions of such right (i) to elect not to have the Employer make Deferral Contributions on the Participant’s behalf, or (ii) to enter into a Compensation Deferral Agreement to have the Employer make Deferral Contributions on the Participant’s behalf at a rate other than 3% that complies with Section 3.1 of the Plan.  If such election is made prior to the beginning of the first pay period with respect to which such Deferral Contributions would be withheld, then the election not to make Deferral Contributions shall be effective the beginning of such first pay period.  If such election is received thereafter, it will be effective in the same manner as an election pursuant to Section 3.3 of the Plan; provided however that a Participant described in subsection (a)(ii) may, within sixty (60) days after the first Deferral Contribution is made pursuant to subsection (a)(ii), request that Deferral Contributions cease and any Deferral Contributions made pursuant to subsection (a)(ii) be refunded to the Participant (subject to adjustment for earnings or losses), as soon as reasonably practicable following the receipt of the Participant’s request, in accordance with Section 414(w)(2)(B) of the Code.

(c)	Under no circumstances shall an Automatic Deferral Contribution be treated as a Designated Roth Contribution.

(d)
Any Active Participant who (A) was deemed to have elected a 3% Deferral Contribution pursuant to Section 3.1A(a)(ii) and (B) did not thereafter make an affirmative election pursuant to Section 3.1A(b)(ii) shall be deemed to have increased the deemed Deferral Contribution election by 1% on the pay period commencing after each anniversary of the effective date set forth in the last sentence of Section 3.1A(a)(ii).  Such 1% increases shall continue until the Participant reaches a 6% deemed Deferral Contribution election percentage or, if earlier, until the Participant makes an affirmative election with respect to Deferral Contributions as set out in the regulations issued under Section 401(k)(13) (including an affirmative election to make no Deferral Contributions or an affirmative election to have Deferral Contributions made in a different amount).  Each Active Participant described in this subsection (d) shall have the right, and shall be given written notice a reasonable period of time prior to the beginning of each Plan Year of such right, (i) to elect not to have the Employer make Deferral Contributions on the Participant’s behalf, or (ii) to enter into a Compensation Deferral Agreement to have the Employer make Deferral Contributions on the Participant’s behalf at a rate other than the rate specified in this subsection (d) that complies with Section 3.1 of the Plan, in which case such action will be effective in the same manner as an election pursuant to Section 3.3 of the Plan.

(e)
Deferral Contributions made pursuant to Section 3.1A of the Plan will be reduced or stopped to meet the limitations under Code Sections 401(a)(17), 402(g) and 415 and to satisfy a suspension period required after a hardship distribution.

(f)
If an Active Participant who is automatically enrolled ceased to be an Active Participant and then again becomes an Active Participant with the Employer, as an Eligible Employee, such Active Participant will be automatically reenrolled in the Plan as follows:

(i)
If such Active Participant ceased to be an Active Participant for an entire Plan Year and does not, upon return to employment, either make an affirmative election to contribute Deferral Contributions to the Plan or affirmatively elect not to contribute Deferral Contributions to the Plan, such Active Participant shall be automatically enrolled in the Plan in accordance with the provisions of Sections 3.1A(a) and (b).

(ii)
If such Active Participant did not cease to be an Active Participant for an entire Plan Year and does not, upon return either make an affirmative election to contribute Deferral Contributions to the Plan or affirmatively elect not to contribute Deferral Contributions to the Plan, such Active Participant shall be deemed to have entered into a Compensation Deferral Agreement to have the Employer make contributions to the Deferral Account on the Active Participant's behalf at the same rate that was in effect on the date the Participant ceased to be an Active Participant, as adjusted for any automatic rate increase under Section 3.1A(d) above, as applicable; provided, however that such election shall be deemed entered into upon the commencement of the second pay period following date he or she becomes an Active Participant or if that is not feasible the next pay period thereafter that is feasible, provided however that such date shall be no later than the earlier of: (A) the pay date for the second pay period that begins after notice is provided pursuant to Section 3.1A(b) above or (B) the first pay period that occurs at least 30 days after such notice is provided.

3.1B       Designated Roth Contributions

(a)
Subject to the provisions of this Article III, an Active Participant may enter into a Compensation Deferral Agreement to have the Employer make Designated Roth Contributions on the Participant’s behalf as of each payroll period, in accordance with Sections 402A and 401(k) of the Code.  A contribution made pursuant to this Article III shall not be treated as a Designated Roth Contribution unless affirmatively designated as such by the Participant. Designated Roth Contributions shall be treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(b)
Designated Roth Contributions, after-tax Catch-up Contributions, and the earnings thereon shall be accounted for in a separate subaccount within a Participant’s Account, which subaccount shall be designated as the Roth Account.

(c)
Unless it is specifically stated otherwise or the context requires otherwise, Designated Roth Contributions will be treated as Deferral Contributions for all purposes under the Plan, including, without limitation, non-discrimination testing, limits on Deferral Contributions, and calculation of Incentive Contributions.  In addition, unless specifically stated otherwise, loans, withdrawals and distributions shall be made pro-rata between a Participant’s Deferral Account and Roth Account, and any references to a Deferral Account shall be interpreted accordingly.

3.2          When Deferral Contributions are Made.  Deferral Contributions shall begin as soon as practicable after receipt of the Participant’s Compensation Deferral Agreement.

3.3          Changes in Deferral Contribution Rate.  Subject to the limitations of this Article III and the Compensation Deferral Agreement, an Active Participant's Deferral Contribution Rate shall remain in force for any period for which the Participant receives Pay until the Participant ceases to be an Active Participant or until the Participant gives notice to the Plan Administrator of the Participant election to change the Deferral Contribution Rate.  Any such change in the Deferral Contribution Rate shall become effective as soon as practicable but in no event later than the first day of the second month after the Participant files a change of election with the Plan Administrator.  A Highly Compensated Employee may not increase the Deferral Contribution Rate if the Plan Administrator determines that such increase may cause the Plan to violate the limitation in Section 3.5.

Effective January 1, 2002, notwithstanding anything above to the contrary, to the extent a Participant’s elected Deferral

Contribution Rate would result in a cessation of Deferral Contributions prior to reaching the Deferral Limitation set forth in Section 3.5(d) because the dollar limit set forth in the Section of this Plan defining “Pay” has been reached, such Deferral Contribution Rate shall be deemed to be changed to a Deferral Contribution Rate which will permit Deferral Contributions up to the Deferral Limitation set forth in Section 3.5(d).

3.4          Discontinuance and Resumption of Deferral Contributions.  An Active Participant may at any time voluntarily suspend Deferral Contributions by giving the Plan Administrator notice to that effect.  An Active Participant who has been an Active Participant at all times after discontinuing Deferral Contributions shall be permitted to resume such contributions by notifying the Plan Administrator to that effect.  Any such discontinuance or resumption of Deferral Contributions shall become effective as soon as practicable and in no event later than the first day of the second month after the Active Participant files a change of election with the Plan Administrator.

3.5          Special Limitation on Deferral Contributions.

(a)
Actual Deferral Percentage Test.  The Actual Deferral Percentage for Active Participants who are Highly Compensated Employees shall not exceed the prior Plan Year's Actual Deferral Percentage for Participants who were Nonhighly Compensated Employees during such prior Plan Year by the greater of:

(i)	one hundred and twenty-five percent (125%); or

(ii)	the lesser of two percentage points or two hundred percent (200%).

The Actual Deferral Percentage for Highly Compensated Employees entitled to make Deferral Contributions, as well as similar contributions to or under other plans maintained by the Employer or any Affiliate, shall be determined as if such contributions were made under a single arrangement.

Notwithstanding the above, if as provided under Code Section 401(k) the Company chooses to use current year data for determining the Actual Deferral Percentage for Nonhighly Compensated Employees for the 2013 Plan Year or any later Plan Year, the Company must continue to use current year data for all future Plan Years unless the election is changed in a manner approved by the Treasury Secretary.

With respect to the 2013 Plan Year and Plan Years thereafter, current year data will be used for purposes of determining the Average Deferral Percentage for Nonhighly Compensated Employees, unless a timely permissible election is made to use prior data.

For purposes of determining the Actual Deferral Percentage for Nonhighly Compensated Employees for any Plan Year, the Company may elect, pursuant to Section 401(k)(3)(F), to disregard all Nonhighly Compensated Employees who are eligible to participate in the Plan, but who have not met the minimum age and service requirements of Section 410(a)(1)(A).

(b)	Discretionary Contributions.

(i)
The Plan Administrator shall determine on a timely basis after the end of a Plan Year whether the Actual Deferral Percentage test results satisfy either of the tests described in Section 3.5(a).  In the event neither test is satisfied, or in the event neither of the tests described in Section 3.6(b) is satisfied, the Employer may elect to make a “qualified nonelective contribution” or a “qualified matching contribution” as defined in Treasury Regulation Section 1.401(k)-6, referred to herein as a Discretionary Contribution, and to use such Discretionary Contribution to pass such test.  Such Discretionary Contribution shall be made with respect to the Plan Year as to which such test was not satisfied.

(ii)
The Discretionary Contribution shall be allocated to the Discretionary Contribution Accounts of certain Nonhighly Compensated Employees in accordance with a method determined by the Plan Administrator, provided that such Discretionary Contribution shall comply with the requirements of applicable law, including Treasury Regulation Sections 1.40(k)-2(a)(6) and 1.401(m)-2(a)(5).

(iii)
Any Discretionary Contribution shall be made within the time period required by any applicable laws and regulations.  Any Discretionary Contribution allocated pursuant to this subsection (b) shall be immediately vested as if it was a Deferral Contribution, and shall be subject to the same withdrawal restrictions as earnings on Deferral Contributions.

(c)
Distribution of Excess Contributions. If the Employer does not elect to make Discretionary Contributions pursuant to paragraph (b) above for a Plan Year in which neither of the tests described in Section 3.5(a), as modified by Section 3.6(c), is satisfied, the Plan Administrator may reduce the Deferral Contributions of Active Participants who are Highly Compensated Employees and distribute any Excess Contributions, and any income allocable thereto, as provided below.  Excess Contributions shall mean the excess of (i) the aggregate amount of the Deferral Contributions and any Incentive Contributions treated as Deferral Contributions for purposes of the Actual Deferral Percentage test actually paid over to the Trust Fund on behalf of Active Participants who are Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of such contributions permitted under Section 3.5(a), as modified by Section 3.6(c), determined by reducing the amount of such contributions of Highly Compensated Employees in the order of their Deferral Percentages, beginning with the highest Deferral Percentage, until the applicable test is satisfied.

Distribution of Excess Contributions shall be accomplished by reducing the Deferral Contributions of Highly Compensated Employees, beginning with the highest contributions (determined by dollar amount) in the manner set forth in Section 401(k)(8)(C) of the Code, and continuing until the total amount of Excess Contributions has been distributed.  The reductions shall be made first from Unmatched Deferral Contributions and, thereafter, from Matched Deferral Contributions, with any corresponding Incentive Contributions forfeited and reallocated pursuant to Section 3.5(g).

Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto for the Plan Year in which Excess Contributions were made, but not for the gap period prior to distribution in the following Plan Year.  The income or loss allocable to Excess Contributions shall be determined in a reasonable manner consistent with the allocation of income or loss to a Participant’s Account pursuant to Article 6, or in accordance with the “alternative method” set forth in Treasury Regulation Section 1.401(k)-1(f)(4).  If such Participant’s Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

Distribution of Excess Contributions for any Plan Year, as determined above, shall be made before the last day of the next Plan Year.

(d)
Deferral Limitation.  Notwithstanding any other provision of the Plan to the contrary, the amount to be contributed for any calendar year on behalf of any Active Participant pursuant to a Compensation Deferral Agreement, combined with elective deferrals, as defined in Section 402(g)(3) of the Code, to any plan of any Affiliate under Sections 401(k), 408(k) or 403(b) of the Code, shall not exceed the applicable dollar limitation contained in Section 402(g) of the Code, as Adjusted

(the “Deferral Limitation”), except to the extent permitted under Section 3.15 of the Plan and Section 414(v) of the Code, if applicable.

(e)	Excess Deferrals.

(i)
“Excess Deferrals” shall mean the amount by which a Participant's Deferral Contributions, combined with the aggregate amount of the Participant's elective deferrals, as defined in Section 402(g)(3) of the Code, to any other plans under Sections 401(k), 408(k) or 403(b) of the Code except as provided in Section 402(g) of the Code, whether sponsored by the Employer or by any other related or unrelated entity, exceed the Deferral Limitation.

(ii)
Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, may be distributed to Participants to whose Accounts Excess Deferrals were allocated for the preceding calendar year and who claim Excess Deferrals for such calendar year.  The Employer may make a distribution hereunder before the end of such calendar year to the extent that the Excess Deferrals for the calendar year result solely from Deferral Contributions under the Plan.  To the extent the preceding sentence does not apply, Excess Deferrals may be distributed by April 15 of the following calendar year.

(iii)
The Participant’s claim shall be in writing; shall be submitted to the Employer no later than April 1; shall specify the Participant’s Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, the Participant’s Deferral Contributions, when added to elective deferrals under other plans as described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the Deferral Limitation.  The Employer may deem a claim to have been made in the event that the Excess Deferrals result in a violation of Section 3.5(d) above.

(iv)
Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto for the Plan Year in which Excess Deferrals were made, but not for the gap period prior to distribution in the following Plan Year.  The income or loss allocable to Excess Deferrals shall be determined in a reasonable manner consistent with the allocation of income or loss to a Participant’s Account pursuant to Article 6, or in accordance with the “alternative method” set forth in Treasury Regulation Section 1.402(g)-1(e)(5)(iii) and Treasury Regulation Section 1.401(k)-2(b)(2)(iv)(C).  If such Participant’s Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

(f)
Authority to Limit Deferral Contributions.  If the Plan Administrator deems it necessary to satisfy one of the Actual Deferral Percentage tests, the Deferral Limitation, the deduction limitation of Section 404 or Section 415(c) of the Code, the Plan Administrator, either before the beginning of a Plan Year or at any time during a Plan Year, shall have the authority to limit the Deferral Contributions for any Active Participant for such Plan Year (or for any portion of such Plan Year remaining after the Plan Administrator exercises the authority granted by this subsection) to the extent necessary or appropriate to insure that the Plan satisfies any or all of such limitations for such Plan Year.

(g)
Forfeiture of Incentive Contributions.  In the event of the return of any Excess Contributions or Excess Deferrals to an Active Participant, no Incentive Contribution shall be made with respect to such Excess Contributions or Excess Deferrals and, if a related Incentive Contribution is made before a determination of Excess Deferrals or Excess Contributions, such Incentive Contribution shall be forfeited as of the date of such return and shall be used to reduce the contributions to be made by the Employer for the Plan Year.

(h)
Compliance with Applicable Law.  All determinations and procedures with regard to the matters covered by this Section 3.6 shall be in accordance with Section 401(k)(3) of the Code and Treasury Regulation Sections 1.401(k)-1 through 1.401(k)-6, including the provisions requiring aggregate testing of plans that are permissively aggregated for the purpose of satisfying the requirements of Section 410(b) of the Code.  The provisions described in Section 3.1A are intended to continue to constitute an “eligible automatic contribution arrangement” as defined in Section 414(w) of the Code and the regulatory guidance issued thereunder and, in light of the Employer Contributions made under Section 3.6(a)(3), to constitute a “qualified automatic contribution arrangement” as defined in Section 401(k)(13) of the Code and the regulatory guidance issued thereunder.

3.6          Incentive Contributions.

(a)	General.

(i)
The Employer may, in the sole discretion of the Company, make an Incentive Contribution each payroll period for each Active Participant who makes Deferral Contributions for the payroll period and who is employed for any day during the payroll period.  Incentive Contributions shall be made as soon as Deferral Contributions are made without any further waiting period.

(ii)
The Employer, in its discretion, may make Incentive Contributions on behalf of each Active Participant who meets the requirements of this Section 3.6 in an amount equal to the lesser of (A) a stated percentage of Deferred Contributions during a month (or payroll period) and (B) a stated cap expressed as a percentage of Pay during a month (or payroll period).  Such stated percentage and stated cap shall be:

Commencing January 1, 2013, and until a further announcement by the Employer:  (A) the stated percentage shall be fifty percent (50%) of the Active Participant’s Deferral Contributions during such month (or payroll period) and (B) the stated cap shall be six percent (6%) of the Active Participant’s Pay during such month (or payroll period).

(iv)	The Employer will make any Incentive Contributions to the Plan as of the end of each month or at such other intervals as established by the Employer.

(v)
At the end of each Plan Year, the Employer may make an additional Incentive Contribution to the Incentive Contribution Account of each Participant who (A) made Deferral Contributions during such Plan Year, (B) was eligible for Incentive Contributions under paragraph (a)(i) above during such Plan Year, and (C) is an Active Participant and has an Account balance on the last day of such Plan Year.

Such additional Incentive Contribution, if made, shall be in the amount, if any, necessary to make the Participant’s total Incentive Contributions for such Plan Year equal to the lesser of (A) fifty percent (50%) of the Participant’s Deferral Contributions during such Plan Year; or (B) six percent (6%) of the Participant’s Pay during the Plan Year, but excluding any Pay prior to the month in which the Participant became eligible for Incentive Contributions under paragraph (a)(i) above.

The figures referred to in the preceding sentence shall automatically change to be consistent with any changes made by the Company to the Incentive Contribution figures set forth in Section 3.6(a)(iii).

(b)
Actual Contribution Percentage Test.  The Actual Contribution Percentage for Active Participants who are Highly Compensated Employees shall not exceed the prior Plan Year's Actual Contribution Percentage for Participants who were Nonhighly Compensated Employees during such prior Plan Year by the greater of:

(i)	one hundred and twenty-five percent (125%); or

(ii)	the lesser of 2 percentage points or two hundred percent (200%).

The Actual Contribution Percentage for Highly Compensated Employees entitled to receive Incentive Contributions under the Plan, as well as similar contributions to or under other plans maintained by the Employer or any Affiliate, shall be determined as if such contributions were made under a single arrangement.

Notwithstanding the above, if as provided under Code Section 401(m) the Company chooses to use current year data for determining the Average Contribution Percentage for Nonhighly Compensated Employees for the 2012 Plan Year or any later Plan Year, the Company must continue to use current year data for all future Plan Years unless the election is changed in a manner approved by the Treasury Secretary.

With respect to the 2012 Plan Year and Plan Years thereafter, current year data will be used for purposes of determining the Average Contribution Percentage for Nonhighly Compensated Employees, unless a timely permissible election is made to use prior year data.

For purposes of determining the Average Contribution Percentage for Nonhighly Compensated Employees for any Plan Year, the Employer may elect, pursuant to Section 401(m)(5)(C), to disregard all Non Highly Compensated Employees who are eligible to participate in the Plan, but who have not met the minimum age and service requirements of Section 410(a)(1)(A).

(c)	Discretionary Contributions.

(i)
The Plan Administrator shall determine on a timely basis after the end of a Plan Year whether the Actual Contribution Percentage test results satisfy either of the tests described in Section 3.6(b).  In the event neither test is satisfied, or in the event neither of the tests described in Section 3.5(a) is satisfied, the Employer may elect to make a “qualified nonelective contribution” or a “qualified matching contribution” as defined in Treasury Regulation Section 1.401(k)-6, referred to herein as a Discretionary Contribution, and to use such Discretionary Contribution to pass such test.  Such Discretionary Contribution shall be made with respect to the Plan Year as to which such test was not satisfied.

(ii)
The Discretionary Contribution shall first be allocated to the Discretionary Contribution Accounts of certain Nonhighly Compensated Employees in accordance with a method determined by the Plan Administrator, provided that such Discretionary Contribution shall comply with the requirements of applicable law, including Treasury Regulation Sections 1.401(k)-2(a)(6) and 1.401(m)-2(a)(5).

(iii)
Any Discretionary Contribution shall be made within the time period required by any applicable laws and regulations.  Any Discretionary Contribution allocated pursuant to this subsection (d) shall be immediately vested as if it was a Deferral Contribution, and shall be subject to the same withdrawal restrictions as earnings on Deferral Contributions.

(d)
Excess Aggregate Contributions.  If the Employer does not elect to make any Discretionary Contributions pursuant to paragraph (d) above for a Plan Year in which neither of the tests described in Section 3.6(b), as modified by Section 3.6(c), is satisfied, the Plan Administrator may reduce the Incentive Contributions of Active Participants who are Highly Compensated Employees and distribute any Excess Aggregate Contributions, and income allocable thereto, as provided below.  Excess Aggregate Contributions shall mean the excess of (i) the aggregate amount for the Plan Year of Incentive Contributions and Deferral Contributions treated as Incentive Contributions for purposes of the Actual Contribution Percentage test which are actually paid over to the Trust Fund on behalf of the Active Participants who are Highly Compensated Employees for such Plan Year; over (ii) the maximum amount of such contributions permitted under Section 3.6(b), as modified by Section 3.6(c), determined by reducing the amount of such contributions for Highly Compensated Employees in order of their

Contribution Percentages, beginning with the highest Contribution Percentage, until the applicable test is satisfied.

Distribution of Excess Aggregate Contributions shall be accomplished by reducing the Incentive Contributions of Highly Compensated Employees, beginning with the highest contributions (determined by dollar amount) in the manner set forth in Section 401(m)(6)(C) of the Code, and continuing until the total amount of Excess Aggregate Contributions has been distributed.

Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto for the Plan Year in which Excess Aggregate Contributions were made, but not for the gap period prior to distribution in the following Plan Year.  The income or loss allocable to Excess Aggregate Contributions shall be determined in a reasonable manner consistent with the allocation of income or loss to a Participant’s Account pursuant to Article 6, or in accordance with the “alternative method” set forth in Treasury Regulation Section 1.401(m)-1(e)(3).  If an Account from which such a distribution is to be made is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

The Excess Aggregate Contributions for any Plan Year, as determined above, shall be distributed before the last day of the next Plan Year.

(e)
Deductibility of Contributions.  In no event shall the contributions by the Employer under this Article III, when combined with amounts contributed pursuant to any other provisions of the Plan and any other plan of the Employer qualified under Section 401(a) of the Code, exceed the amount deductible pursuant to Sections 404(a)(3)(A) or 404(a)(7) of the Code, or any future Code provision limiting deductions with respect to profit sharing plans.

(f)
Plan Administrator Authority to Monitor Testing.  The Plan Administrator shall monitor the Plan's compliance with the limitations of the Actual Deferral Percentage and Actual Contribution Percentage tests and other applicable limitations and shall have the power to take any and all steps it deems necessary or appropriate to ensure compliance with these limitations.

(g)
Compliance with Applicable Law. All determinations and procedures with regard to the matters covered by this Section 3.6 shall be in accordance with Section 401(k)(3) of the Code and Treasury Regulation Sections 1.401(m)-1 through 1.401(m)-6, including the provisions requiring aggregate testing of plans that are permissively aggregated for the purpose of satisfying the requirements of Section 410(b) of the Code.

3.7           Time and Form of Incentive Contributions.  Incentive Contributions shall be made for each Plan Year within the time permitted by law.  Incentive Contributions may be made in Stock or cash at the Company’s discretion.  With respect to any Incentive Contributions made in Stock, the number of shares of Stock to be contributed shall be based on valuation procedures established by the Plan Administrator from time to time.

3.8           Rollover Contributions.

(a)
An Active Participant may roll over to the Plan all or any portion of the property such Active Participant receives from (i) a plan qualified under Section 401(a) or 403(a) of the Code, (ii) an annuity contract described in Section 403(b) of the Code, (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision or a state, or any agency or instrumentality of a state or political subdivision of a state, or (iv) an individual retirement account described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income, provided that:  (1) the rollover of such amounts to the Plan is permitted under the Code; (2) the rollover to the Plan is completed within the applicable time periods prescribed by the Code and subject to the applicable rules of the Code; and (3) such rollover consists only of cash. The Plan Administrator may require such information from a Participant desiring to make a rollover as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section 3.8.  Each Participant's Rollover Contributions and the earnings thereon will be accounted for separately.

(b)
Notwithstanding (a) above, the Company may provide that an Employee who is actively employed by an acquired business specified by the Company on a date specified by the Company (i) is not required to be an Active Participant in order to make a Rollover Contribution, and (ii) may roll over an outstanding loan balance from a qualified plan identified by the Company as part of a direct rollover of his or her entire account balance in the event of an eligible rollover distribution from such plan, provided such rollover occurs in the time and manner prescribed by the Plan Administrator.

(c)	Subject to the provisions of this Section 3.8, the Plan will accept a rollover contribution to a Roth Account only if it is a direct rollover from another Roth account under an applicable retirement plan as described in § 402A(e)(1) and only to the extent the rollover is permitted under the rules of § 402(c).  Notwithstanding anything in this Section 3.8 to the contrary, an Active Participant may also elect to roll over amounts from his or her Voluntary Contribution Account or Rollover Account into his or her Roth Account, consistent with Code Section 402A(c)(4) and section 8.13 of the Plan.

3.9           Voluntary Contributions.

(a)
An Active Participant may contribute on an after-tax basis, as Voluntary Contributions to a Voluntary Contribution Account, amounts from one percent (1%) to five percent (5%) of Pay, in whole percentages, pursuant to a written payroll deduction election delivered to the Plan Administrator.  An Active Participant who is a Highly Compensated Employee is not permitted to contribute amounts on an after-tax basis to the Plan as Voluntary Contributions.

(b)
No Active Participant shall, as a condition of participation or continued participation, be required to make any Voluntary Contributions to this Plan.  No Voluntary Contributions shall be permitted from any Active Participant during any period when the Participant is absent from employment without pay or otherwise not receiving Pay.  In no event shall any Voluntary Contributions be matched with Incentive Contributions.

3.10        When Voluntary Contributions are Made.  Withholding of an Active Participant's Voluntary Contributions shall begin as soon as practicable after receipt of an election to withhold such amounts.

3.11        Changes in Voluntary Contribution Rate.  Subject to the limitations stated in Section 3.9, an Active Participant may increase or decrease the rate of Voluntary Contributions.  Such increase or decrease shall become effective as soon as practicable but in no event later than the first day of the second month after the Participant files a change of election with the Plan Administrator.  An Active Participant shall be permitted to change such rate or resume such contributions at any time upon notice to the Plan Administrator.

3.12        Discontinuance of Voluntary Contributions.  An Active Participant may at any time discontinue Voluntary Contributions.  Subject to Section 3.11, an Active Participant who discontinues Voluntary Contributions shall be permitted to resume such contributions upon notice to the Plan Administrator.  Any such discontinuance or resumption of Voluntary Contributions shall become effective as soon as practicable but in no event later than the first day of the second month after the Active Participant files a change of election with the Plan Administrator.  Upon Termination from Service with an Employer, an Active Participant's Voluntary Contributions to the Plan shall automatically cease.

3.13         Catch-up Contributions.  A Catch-up Eligible Participant may enter into a Catch-up Contribution Agreement to have the Employer make Catch-up Contributions, subject to the limitations of Section 414(v) of the Code, a) on a pre-tax basis to his or her Deferral Account or b) on an after-tax basis as a Designated Roth Contribution to his or her Roth Account.  A Participant’s Catch-up Contributions may or may not constitute contributions which satisfy the requirements of Section 414(v) of the Code.  The circumstances affecting the status with respect to Section 414(v) of Catch-up Contributions made for any Plan Year will not be known until after the end of such Plan Year.

To the extent Catch-up Contributions made on behalf of a Catch-up Eligible Participant for a Plan Year satisfy the requirements of Section 414(v), (i) such Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g)(1)(A) and 415 of the Code; and (ii) the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of a Participant making such Catch-up Contributions.  To the extent Catch-up Contributions made on behalf of a Catch-up Eligible Participant for a Plan Year do not satisfy the requirements of Section 414(v) of the Code, such Catch-up Contributions shall be taken into account for purposes of the provisions of the Plan implementing the required limitations that would otherwise apply without reference to Section 414(v), including the limitations of Sections 401(k)(3), 401(k)(12), 402(g)(1)(A), 410(b), 415 and 416 of the Code.

Notwithstanding anything to the contrary herein, a Catch-up Eligible Participant who is a Highly Compensated Employee shall be deemed to have entered into a Catch-up Contribution Agreement for a Plan Year to the extent Catch-up Contributions would reduce any distribution of Excess Contributions to such Participant that would otherwise be made pursuant to Section 3.5(c) of the Plan.  Any Incentive Contributions made with respect to such Catch-up Contributions shall be forfeited.

3.14         Incentive Contributions Not Applicable to Catch-up Contributions.  In no event shall any Catch-up Contributions be matched with Incentive Contributions.  Notwithstanding the foregoing, to the extent it is determined that a Participant’s Catch-up Contributions for the Plan Year does not constitute a contribution that is the subject to Section 414(v) of the Code, but instead is recharacterized as a regular Deferral Contribution under the Plan, then such recharacterized contribution shall be taken into account for purposes of determining the amount of any additional Incentive Contribution to be made on behalf of such Participant pursuant to Section 3.6(a)(v).

3.15         Rate and Timing of Catch-up Contributions.  A Catch-up Eligible Participant’s Catch-up Contribution Agreement shall specify the total dollar amount of Catch-up Contributions that the Participant agrees to defer (subject to the limitations of Section

414(v) of the Code) for the Plan Year.  Catch-up Contributions shall begin as soon as practicable after receipt of the Participant’s Catch-up Contribution Agreement.  The total dollar amount specified in the Agreement shall be divided by the number of payroll periods remaining in the Plan Year to determine the amount of the contribution for each payroll period.

3.16         Changes to Catch-up Contribution Agreement.  The dollar amount specified in a Catch-up Eligible Participant’s Catch-up Contribution Agreement shall remain in force for any period for which the Participant receives Pay until the Participant ceases to be an Active Participant or until the effective date of the Participant’s election to change such dollar amount.  Any such change in the dollar amount elected pursuant to the Participant’s Catch-up Contribution Agreement shall become effective as soon as practicable but in no event later than the first day of the second month after the Participant files a change of election with the Plan Administrator.

3.17         Discontinuance and Resumption of Catch-up Contributions.  A Catch-up Eligible Participant may at any time during the Plan Year voluntarily suspend Catch-up Contributions by giving the Plan Administrator notice to that effect. An Active Participant who has been an Active Participant at all times after discontinuing Catch-up Contributions shall be permitted to resume such contributions by notifying the Plan Administrator to that effect.  Any such discontinuance or resumption of Catch-up Contributions shall become effective as soon as practicable and in no event later than the first day of the second month after the Active Participant files a change of election with the Plan Administrator.

3.18         Transfer to Trust Fund.  The Plan Administrator shall transfer to the Trust Fund the Deferral Contributions, Voluntary Contributions, and Catch-up Contributions of each Active Participant as soon as practicable, but in any event within the period required by applicable law and regulations.

3.19         Supplemental Employer Contributions.  The Employer, in the sole discretion of the Company, may make, but shall have no obligation to make, a Supplemental Employer Contribution to be allocated, in proportion to Pay for such Plan Year, among all Active Participants who a) are Active Participants on December 31 of such Plan Year and b) are not receiving long-term disability benefits as of December 31 of such Plan Year.   A Supplemental Employer Contribution for a Plan Year may be expressed as a uniform percentage of Pay for such Plan Year.  A Supplemental Employer Contribution, if it is made for a Plan Year, shall be made  in cash after the end of such Plan Year and prior to the last day for filing the Company’s income tax return including extensions.

ARTICLE IV - LIMITATIONS ON CONTRIBUTIONS

4.1           Return of Contributions.  All Employer contributions under the Plan are expressly conditioned upon the deductibility of such contributions under Section 404 of the Code.  Therefore, to the extent the deduction of a contribution is disallowed, such contribution shall be returned to the Employer within one (1) year after disallowance of the deduction.  In addition, if the Employer makes a contribution under a mistake of fact, such contribution shall be returned to the Employer within one (1) year after the payment of the contribution.

   The amount of any contribution that may be returned under this Section shall be equal to the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not been a mistake in determining the amount of the allowable deduction or a mistake of fact.  Earnings attributable to the contribution to be returned may not be returned to the Employer, but losses attributable thereto must reduce the amount to be returned.  Furthermore, the amount to be returned for a disallowed deduction or a mistake of fact shall be limited to an amount such that no Participant's Account is reduced to less than the amount which would have been in the Account had the mistaken or nondeductible contribution not been made.

4.2           Compliance with Code Section 415.  Notwithstanding any Plan provisions to the contrary, the maximum “annual addition” that may be credited to a Participant’s Account for any limitation year shall not exceed the limitations determined in accordance with Code Section 415 (as amended from time to time, including, without limitation, P.L. 108-218, the Pension Funding Equity Act of 2004, P.L. 109-280, the Pension Protection Act of 2006, and P.L. 110-458, the Worker Retiree, and the Employer Recover Act of 2008) and the regulations and guidance issued thereunder, which are hereby incorporated by reference, including, without limitation, the following definitions as set out therein:

(a)	The term “compensation” for purposes of compliance with the limitations under Code Section 415 shall include the following:

(i)	wages as reported for purposes of federal income tax on Form W-2;

(ii)
elective deferrals as defined in Section 402(g)(3) of the Code and salary reduction contributions of the Participant not includible in his or her gross income by reason of Section 125 (including amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage) or Section 132(f) of the Code; and

(iii)	compensation paid after severance from employment as set out in Treas. Reg. § 1.415(c)-2(e)(3).

(b)	The term “limitation year” for purposes of this Section 4.2 means the Plan Year.

4.3          Determination of Amount and Transmittal of Contributions.  The Employer shall be solely responsible for determining the amount that it may be required to contribute under the terms of the Plan.  In making its determination, the Employer may rely upon estimates of Earnings and Profits by its principal accounting officer or independent accountants.  The Employer's determination of the amount of any contributions shall be binding on all Participants, Beneficiaries, the Trustee, and the Employer.  In the event the Employer is unable to determine the correct amount of its allowable Plan contribution within the time required for payment, it shall pay an estimated amount, and any deficiency shall be paid as soon as finally determined.  The Trustee shall have no duty to collect contributions under the Plan and shall be solely accountable for monies or properties actually received by it.  The Employer shall be solely responsible for the transmittal of contributions to the Trustee.

ARTICLE V - INVESTMENTS

5.1          Receipt of Contributions.  All contributions received by the Trustee shall become assets of the Trust Fund, to be held, invested, and distributed in accordance with the terms of this Plan.  All expenses chargeable to the Trust Fund hereunder shall be paid as described in Section 14.5.

5.2          Investment of Accounts.  Amounts held in a Participant's Account shall be invested in accordance with the rules of this Article V.  The Plan Administrator shall inform the Trustee of the manner in which all contributions to and assets of the Trust Fund are to be allocated between the Investment Funds.  For this purpose, the Plan Administrator shall aggregate all Participant elections and notify the Trustee of the net results of such elections.

5.3          Initial Investment in Funds. Contributions made to a Participant’s Account shall be invested in one or more Investment Funds, as elected by the Participant.  An investment election shall be made in accordance with rules established by the Plan Administrator.  Such election shall remain in effect for all subsequent periods until revised.  The election shall specify the whole percentages of future contributions that the Participant elects to have invested in the available Investment Funds, with the total not to exceed 100%; provided, however, that, a Participant’s election to invest future contributions in the Stock Fund may not exceed 20% and any election in excess of such 20% limit, shall be automatically deemed to be an election to invest the excess above 20% in the Stable Value Option.  In the absence of any investment election by the Participant, future contributions on behalf of such Participant shall be invested in: (1) the Target Retirement Fund with a target year that most closely matches the Participant’s Social Security full retirement age, as set out in the Social Security Administration’s full retirement age schedule.

5.4          Change of Investment Fund.

(a)
A Participant may elect, in accordance with rules established by the Plan Administrator, to have all or a portion of the Incentive Contributions that have been automatically invested in the Stock Account transferred from the Stock Account to one or more other Investment Funds.

(b)
A Participant may elect, in accordance with rules established by the Plan Administrator, to alter the investment election for amounts held in the Participant’s Account and for future contributions.  Such election shall be made in accordance with rules established by the Plan Administrator and shall remain in effect for all subsequent periods until revised.  The election shall specify the whole percentages of such future contributions that the Participant elects to have invested in the available Investment Funds, with the total not to exceed 100%.

(c)	Any election under subsection (a) or (b) above shall be processed as soon as practicable after the Plan Administrator's receipt of such election, but in no event more than ninety (90) days later.

(d)
Notwithstanding the foregoing, the Company may impose restrictions on the amount or percentage of a Participant's investment in any Investment Fund that may be transferred to any other Investment Fund, or the frequency of such transfers, to the extent that the Company determines, in its sole discretion, that such restrictions are in the best interests of Plan Participants generally.  The Plan Administrator shall notify Participants of such restrictions as promptly as possible following the time the Company determines such restrictions are appropriate or necessary.  In addition, the Company has the right to restrict investment changes regarding the Stock Account in order to comply with applicable law or internal Company rules regarding the trading in Stock.  If a Participant, on the date of any election, has less than 20% of his or her Account balance invested in the Stock Fund, such Participant may only transfer additional amounts to the Stock Fund to the extent the Participant’s total investment in the Stock Fund will not exceed 20% of his or her account balance; and if a Participant, on the date of any election, has 20% or more of his or her account balance invested in the Stock Fund, such Participant shall be precluded from transferring additional amounts to the Stock Fund.

5.5          Trustee May Hold and Distribute Cash.  The Trustee may hold assets of the Trust Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

5.6          Purchase of Stock; the Stock Account.

(a)
Subject to the rules of Section 5.6(b), the Trustee shall purchase Stock from or through such broker or dealer, at such times, in such manner, and at such price as the Trustee, in its sole discretion shall determine.  Such purchases may, in the Trustee's sole discretion, be on the open market, through privately negotiated transactions, or from treasury or authorized but unissued Stock made available by the Company for direct purchases.  Purchase of treasury or authorized but unissued Stock shall be at the prevailing sales price for such Stock on the New York Stock Exchange at the time of purchase by the Trustee, as valued by the closing price on the New York Stock Exchange for the day, and shall be subject to any restrictions imposed by law.

(b)	A portion of the assets held in the Stock Account may be held in cash or temporary investments, if the Company directs that the Trustee is (i) to maintain a pool of temporary investments to enable the movement of assets into and out of the account to accommodate Participant elections or (ii) to temporarily refrain from making an investment in Stock because market conditions are such that the Company determines such investment could be disruptive or could not be accomplished.  The Company shall be solely responsible for determining whether or not the investment in the Stock is prudent.

(c)
The Trustee shall be permitted to net all purchases and sales for the Stock Account; provided, however, both sales and purchases will be at market value and the books and records of the Trustee shall clearly reflect such fact.

(d)
Should the Trustee for any reason be unable to acquire or dispose of the Stock in the manner provided by this Section, it shall notify the Plan Administrator of such fact and shall thereafter make no purchases or sales of Stock, until instructions are received from the Company.

5.7          Available Investment Funds; Changes in Available Investment Funds. The following Investment Funds are available under the Plan:  the Stable Value Option; the Stock Account; an individual brokerage account option; and 15 common or collective investment funds managed by State Street Global Advisors, namely, the Bond Index Fund, the U.S. Large Cap Index Fund, the U.S. Mid Cap Index Fund, the U.S. Small Cap Index Fund, the International Index Fund, the Real Estate Index Fund, the Target Retirement Income Fund; and the Target Retirement 2010, 2015, 2020, 2025, 2030, 2035, 2040, 2045 and 2050 Funds with the expectation that additional Target Retirement Funds at five year intervals will be added from time to time.

   The Benefit Finance Committee shall periodically review the available Investment Funds under the Plan and make any changes with respect to the available Investment Funds as the Benefit Finance Committee, in its sole discretion, determines to be appropriate; provided however that (i) the Investment Funds available under the Plan must at all times include the Stock Account, (ii) the Stock Account cannot be changed or removed by the Benefit Finance Committee, and (iii) the Stock Account can only be changed or removed by a Plan amendment.

5.8          Contractual Income and Settlement.

(a)
Contractual Income.  In accordance with the Trustee's standard operating procedure, the Trustee shall credit the Fund with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt.  To the extent the Trustee credits income on contractual payment date, the Trustee may reverse such accounting entries to the contractual payment date if the Trustee reasonably believes that such amount will not be received.

(b)
Contractual Settlement.  In accordance with the Trustee's standard operating procedure, the Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting.  To the extent the Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Trustee reasonably believes that such amount will not be received.

5.9          Intention to Comply with ERISA Section 404(c). This Plan is intended to constitute a plan described in Section 404(c) of ERISA and Department of Labor Regulations Section 2550.404(c)-1.

ARTICLE VA - EMPLOYEE STOCK OWNERSHIP PLAN

5A.1       ESOP Designation.  The portion of the Plan invested in the Stock Account, shall be designated as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, and is referred to in this Article 5A as the “ESOP”.

5A.2       Designed to Invest in Employer Securities.  The ESOP is a stock bonus plan within the meaning of Treasury Regulation 1.401-1(a)(2)(iii) designed to invest primarily in Stock, which constitutes qualifying securities within the meaning of Section 409(l) of the Code.

5A.3       Right to Demand Employer Securities.  A Participant who is entitled to a distribution under the Plan shall have the right to demand that the portion of the Participant’s Account that is part of the ESOP (the “ESOP Portion” of the Account) be distributed in the form of Stock.

5A.4       Statutory Distribution Requirement.

(a)
Unless a Participant elects otherwise, pursuant to Section 409(o) of the Code, the distribution of the ESOP Portion of the Participant’s Account shall be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

(i)	5 years, or

(ii)
in the case of a Participant with a Stock Account Value in excess of $985,000, 5 years plus 1 additional year (but not more than 5 additional years) for each $195,000 or fraction thereof by which such balance exceeds $985,000.  The dollar amounts in this Subsection shall be subject to adjustment in accordance with Section 409(o)(2) of the Code.

Distributions in an immediate lump sum pursuant to Article VIII shall satisfy the preceding sentence.

5A.5       Voting Rights.  Each Participant (or if applicable, such Participant’s Beneficiary) shall be entitled to direct the manner in which any shares of Stock in the ESOP Portion of the Participant’s Account is to be voted, pursuant to Article XIV.

5A.6       Pass-Through Dividends.

(a)	With respect to dividends paid on Stock in the ESOP Portion of a Participant’s Account, such Participant (or if applicable, such Participant’s Beneficiary), may elect either:

(i)	the payment to the ESOP and distribution in cash to such Participant of such dividends not later than the last day of the Plan Year in which the dividends are paid by the Company; or

(ii)	the payment to the ESOP and reinvestment in the ESOP Portion of the Participant’s Account of such dividends.

(b)	With respect to a Participant’s election under Subsection (a) above, a Participant shall be given:

(i)	a reasonable opportunity to make an election prior to a dividend being paid or distributed to the Participant;

(ii)	an opportunity to change his or her dividend election at least annually; and

(iii)
provided that there is a change in the terms governing the manner in which dividends are paid or distributed under the ESOP, a reasonable opportunity to make a new election under the new terms prior to the date on which the first dividend subject to the new terms is paid or distributed under the ESOP.

(c)           With respect to Sections 5A.6(a) and (b):

(i)
A Participant who has any portion of his or her Account invested in the Stock Account shall be given a reasonable opportunity to make an initial dividend election within a reasonable time prior to a dividend being first paid to a Participant (or if that cannot be effectuated, within a reasonable time prior to the next payment of dividends thereafter).  The initial dividend elections described in the preceding sentences shall apply to any dividend payable to a Participant until the Participant chooses to change his or her initial dividend election.  A Participant’s dividend election shall become irrevocable within a reasonable time prior to the payment of dividends.

(ii)
If a Participant has failed to make an affirmative initial dividend election within a reasonable time prior to a payment of dividends on Stock, the Participant shall be deemed to have elected the payment of dividends to the ESOP and reinvestment in the ESOP Portion of the Participant’s Account.

(iii)	Pursuant to Section 5A.6(b)(ii), a Participant shall have the opportunity to change his or her initial dividend election at least annually.

(d)	Notwithstanding the provisions set forth in Sections 5A.6(a) (b) and (c), the Plan shall not distribute any dividend amount under this Section 5A.6 in the event it is determined that the Company would not be allowed a deduction under Section 404(k) of the Code for the full amount of the cash dividend available for distribution at the election of a Participant or his Beneficiary.

(e)	Notwithstanding any provision of the Plan to the contrary, cash dividend distributions made by the ESOP are not Eligible Rollover Distributions.

ARTICLE VI - ACCOUNTS AND ALLOCATIONS

6.1           Unallocated Contribution Account.  The Plan Administrator may establish an Unallocated Contribution Account and credit such account with all Incentive Contributions held by the Trustee before any allocation by the Plan Administrator.

6.2           Allocation of Investment Earnings.  All investment earnings shall be reinvested and credited in the same Investment Fund and Account in which they are held.  All contributions will be allocated to Participants' Accounts as soon as practicable after their receipt in the Trust in accordance with the Plan's contribution and allocation formulas.

All interest, dividend income, gains or losses, with respect to Participants' Accounts, will be allocated to each Participant's Account as soon as practicable after they accrue or arise in proportion to the Account Value of the Participant's Account that is invested in the accumulation facilities from which such interest, dividend income, gains, losses or expenses accrue or arise.

6.3           Determination of Value.  The Account Value of a Participant's Account will be determined for each allocation, distribution or withdrawal, but in no event will such determination be made less frequently than once each month.  The net value of each Investment Fund reduced by any investment fees or expenses charged to Participants shall be determined by the Trustee by valuing the assets other than cash at their fair market value on the Valuation Date and deducting all expenses for which the Trustee has not received reimbursement from the Employer or the Trust Fund, except that the Stock Account shall be valued based on the closing price of the Stock on the New York Stock Exchange on any Valuation Date.

(a)
In determining the fair market value of securities other than Stock held in the Trust Fund, if such securities are listed on a registered stock exchange the Trustee shall value the securities at the prices they were last traded on such exchange preceding the close of business on the Valuation Date.  Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker.  In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee shall appraise such assets in the manner directed by the Company.

(b)	Notwithstanding the foregoing, the value of any Investment Fund maintained by the Insurer shall be determined by the Insurer, and the Trustee shall conclusively rely on the Insurer's valuation.

ARTICLE VII - VESTING

7.1           Accounts Other Than Supplemental Employer Contribution Accounts.  A Participant's Account, other than such Supplemental Employer Contribution Account, shall be 100% vested at all times.

7.2           Supplemental Employer Contribution Account. The Supplemental Employer Contribution Account of any Participant shall be nonvested and forfeitable until the occurrence of any of the following events, at which time it shall become 100% vested:

(a) (b) (c) (d) (e)
The Participant’s Normal Retirement Date;
The Participant’s death while an Employee;
The Participant’s Disability while an Employee;
The Employer discontinues contributions or terminates or partially terminates the Plan as provided in Article XI hereof.
The Participant’s satisfaction of the service requirement set forth in the following schedule:

Years of Vesting Service	Vesting Percentage

Less than 3	0%

3	100%

(f)
In the event of a Change in Control, the date a Participant incurs a “Covered Termination of Employment”, as defined in the Aetna Inc. Job Elimination Benefits Plan, provided such Covered Termination of Employment occurs within two years of the date of such Change in Control, but only with respect to the Participant’s Account as of the date such Covered Termination of Employment is incurred.

7.3           Occurrence of Forfeitures.  Except as more specifically provided herein, a forfeiture of a Participant's non-vested interest, if any, shall occur at the end of a Plan Year during which a Participant shall have incurred a Period of Severance of 5 years or more.  In the event that a Participant ceases to be employed by the Employer and, before the end of the period set forth in the preceding sentence, receives a lump-sum distribution of the vested portion of the Participant’s Account pursuant the terms of the Plan, then the portion of the Participant's Account that is not vested shall be treated as a forfeiture as of the last day of the Plan Year in which the Participant ceased to be employed by the Employer.  If such former Participant later becomes an Employee and has not, as of the last day of the Plan Year in which the Participant again becomes an Employee, incurred a Period of Severance of five years or more, such Participant's Account will be restored to the dollar value it had on the date of distribution if the Participant repays to the Plan the full amount of the distribution within the earlier of (1) five years after the date in which the Participant again becomes an Employee, or

(2) the close of the first period of five consecutive Breaks in Service commencing after the distribution.

    7.4           Use of Forfeitures.  Forfeitures arising during a Plan Year shall be used by the Employer to fund its contributions to the Plan and to pay Plan expenses under Section 14.5 for such Plan Year and, if any forfeitures still remain, for subsequent Plan Years.

ARTICLE VIII - DISTRIBUTION TO PARTICIPANTS
8.1           Time of Distribution.

(a)
General. Except as otherwise provided in Article IX, Section 8.12 and subsection (b), distribution of a Participant’s vested Account Value shall be made only following the Participant’s Termination from Service, termination of the Plan or as described in Sections 8.9(a)(iii) and (iv), and Section 8.13.  Except for a distribution pursuant to termination of the Plan, which may be delayed in the discretion of the Plan Administrator until after receipt of Internal Revenue Service approval, distributions to a Participant or Beneficiary shall be made or begun as soon as administratively feasible following the Valuation Date as of which the distribution is requested in writing by the Participant.

The Valuation Date referred to in this paragraph shall be deemed the Annuity Starting Date.  In addition, unless a Participant otherwise elects to defer distribution to a date no later than permitted under Section 8.1(b), distribution of a Participant’s vested Account Value shall be made or begun not later than sixty (60) days after the close of the Plan Year in which the latest of the following occurs: (i) the Participant’s attainment of Normal Retirement Age, (ii) the 10th anniversary of the Participant’s commencement of participation in the Plan, or (iii) the Participant’s Termination from Service.  A Participant who does not make a request in writing for commencement of benefits by such date shall be deemed to have elected to defer distribution.

(b)	Minimum Required Distributions.

(i)
Notwithstanding any other provision of the Plan to the contrary, the following rule shall apply for purposes of determining a Participant’s required beginning date under the Plan: the distribution of a Participant’s vested Account Value shall be made or begun not later than April 1st of the calendar year following the later of (I) the calendar year in which the Participant attains age seventy and one-half (70½), or (II) the calendar year in which the Participant has a Termination from Service; provided, however, that any such Participant may elect to begin receiving distribution on or after the April 1st following the calendar year in which the Participant attained age seventy and one-half (70½) even though such distribution precedes the Participant’s Termination from Service.

Benefit payments under this subsection shall be calculated in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

A Participant may elect the time during the year at which such minimum benefit payments will be made and, if no election is made, such payments will be made during the last month in which such minimum distribution is required to be made or at such other time determined by the Plan Administrator in its sole discretion, but no earlier than six months prior to the last month in which the distribution is required.

(ii)
A Participant whose Termination from Service precedes the attainment of age 70½ may defer distribution of the payment of any benefits until the April 1st following the calendar year in which the Participant attains age seventy and one-half (70½), at which time benefit payments shall commence as provided above unless and until the Participant elects to begin distribution in accordance with Section 8.6.  Until a Participant elects a form of distribution under Sections 8.5 and 8.6, the Participant may (1) request unlimited withdrawals each Plan Year (in addition to any distribution during the Plan Year pursuant to Section 8.1(b)), and (2) alter investment elections in accordance with the rules of Article V.  Any request for withdrawal must be in writing and must be filed with the Plan Administrator in accordance with Article IX.

(iii)
The Plan shall be interpreted and administered in accordance with Section 401(a)(9) of the Code and the regulations thereunder, which provisions shall control in the event of any conflict with the terms of the Plan.

(iv)	The Plan Administrator shall have the discretion to establish a uniform order in which such funds will be drawn from the Participant's Accounts.

Subject to the above, withdrawals shall be charged pro rata against a Participant's investments in the available Investment Funds.

8.2           Distribution Upon Participant’s Termination From Service for Reasons Other Than Death or Disability.  A Participant whose Termination from Service is the result of reasons other than death or Disability may elect to have his or her vested Account Value distributed as provided in Section 8.1.  The form of such distribution shall be determined in accordance with the election of the Participant under Section 8.5.

8.3           Distribution Upon Death of Participant Following Commencement of Benefits.  Upon the death of a Participant following the time the distribution of the Participant’s vested Account Value has been made or begun (a) under Section 8.6, death benefits shall be payable only as provided under the form of distribution being used, or (b) under Section 8.1(b), death benefits shall be payable in accordance with Section 8.1(b) or in the manner specified under Article X, but in no event in a manner that provides for payments less rapidly than payments were being made to the Participant.  Notwithstanding the preceding sentence, death benefits shall be payable in a lump sum no later than the last day of the calendar year following the calendar year in which the Participant's death occurs.

8.4           Distribution Upon Disability of Participant.  A Participant whose Termination from Service is the result of a total and permanent Disability may elect to have his or her vested Account Value distributed as provided in Section 8.1.  The form of distribution shall be determined in accordance with Sections 8.5 and 8.6. A Participant’s Termination from Service by reason of Disability shall be deemed to occur for purposes of this Section on the date the Plan Administrator makes a determination that the Participant has incurred a Disability.  The right to elect a distribution pursuant to this Section shall cease upon the cessation of such Disability.

8.5           Forms of Distribution.

(a)
Subject to the rules regarding the manner of making an election set forth in Section 8.6 and the rules of Section 8.1(b), a Participant may elect to have his or her vested Account Value distributed in any of the following forms of distribution:

(i)
a fixed number of substantially equal payments (or payments of a fixed dollar amount) to be paid in monthly, quarterly, semi-annual or annual installments over a period not to exceed 15 years, with any unpaid amounts at the Participant’s death paid to the Participant’s Beneficiary in a lump sum;

(ii)	a cash lump sum;

(iii)	a lump sum payment of some or all of the Participant’s Stock Account Value in kind, by issuance of Stock, with any fractional or remaining shares of Stock paid in cash;

(iv)	a combination of the above.

(b)
In the event a Participant elects to receive his or her vested Account Value in more than one of the above forms of distribution, the Participant shall specify the dollar amount or percentage of the vested Account Value to be paid in each form of distribution.  In the event a Participant elects to receive any portion of his or her vested

Account Value in installments, the installments may, at the Plan Administrator’s option, be provided from a Group Annuity Contract or individual annuity contract purchased from the Insurer.

8.6            Election of Form of Distribution.

(a)
When a Participant requests that distribution begin, the Plan Administrator shall notify the Participant in writing of each of the optional forms of distribution that the Participant may elect.  Such notice shall include the description of a Participant’s right, if any, to defer receipt of a distribution, the consequences of failing to defer receipt of the distribution, a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution, and the portion of the summary plan description that contains any special rules that might materially affect a Participant’s decision to defer.

(b)
A Participant shall elect the form of distribution by filing a written election with the Plan Administrator not more than one hundred and eighty (180) days before the Annuity Starting Date.  Any election under this Section may be revoked in writing before the end of the election period referred to above.

8.7            Annuity Nontransferable.  Any annuity issued to a Participant or Beneficiary under the terms of this Plan shall be endorsed nontransferable.

8.8            Distribution Where No Election by Participant.  The Plan Administrator will make a reasonable attempt to elicit an election as to the form and timing of distributions.  If following the Participant's Termination from Service no such election is made, distribution shall be made in the manner and as of the Participant's required beginning date determined under Section 8.1(b).  In the event distribution is to be made under this Article in the form of a qualified joint and fifty percent (50%) survivor annuity or a qualified joint and one hundred percent (100%) survivor annuity and the Plan Administrator has not received information regarding the age of a Participant's Spouse that is satisfactory to the Plan Administrator, it shall be assumed that the Spouse is ten (10) years younger than the Participant.

8.9           Limit on Distribution of Deferral Accounts.

(a)	Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made from a Participant's Deferral Account before:

(i)	Termination from Service;

(ii)	termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code);

(iii)	the attainment of age fifty-nine and one-half (59½) by the Participant; or

(iv)	in the case of the Deferral Contributions (but not earnings thereon credited after December 31, 1988), the Participant experiences a Hardship, as defined in Section 9.3 below.

(b)
With regard to subpart (ii) of paragraph (a) above, any distribution must be a lump sum distribution (as defined in Section 401(k)(10)(B)(ii)).  The foregoing limitations on distributions are intended to comply with the requirements of Section 401(k)(2)(B) of the Code and shall be interpreted in accordance with such Section and applicable Treasury Regulations.

8.10         Small Account Values; Lump Sum Cash-Out; Automatic Rollover. If, upon a Participant’s Termination from Service Date, or on a periodic basis thereafter, or at the time of any distribution from the Plan, the Participant’s vested Account Value is not in excess of five thousand dollars ($5,000) (or such greater amount as permitted under the Code), the Plan, to the extent permitted by law and applicable regulations, shall make a single lump sum payment to the Participant or Beneficiary entitled to such benefit.  Notwithstanding the foregoing, in the event the Participant’s vested Account Value exceeds one thousand dollars ($1,000) at the time of such distribution, and the Participant does not elect to receive the distribution directly or to have the distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with the provisions of this Article VIII and Section 18.5 as applicable, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement account designated by the Plan Administrator. This Section shall not apply to any Participant who (a) is repaying a loan by personal check pursuant to Section 9.7(g)(ii), until the earlier of the date on which the loan is repaid in full or the date on which the Participant’s entire loan balance becomes due and payable as a result of nonpayment or (b) has incurred a Termination from Service by reason of Disability, until such time as such Participant’s employment with the Employer is terminated pursuant to Company policy.

8.11         Procedure for Missing Participants or Beneficiaries.  The Plan Administrator must use all reasonable measures to locate Participants or Beneficiaries who are entitled to distributions from the Plan.  In the event that the Plan Administrator cannot locate a Participant or Beneficiary who is entitled to a distribution from the Plan after using all reasonable measures to locate him or her, the Plan Administrator shall, after the expiration of 1 year after the benefit becomes payable, treat the amount distributable as a forfeiture in accordance with Section 7.5 and allocate it in accordance with the terms of the Plan.  If the Participant or

Beneficiary is later located, the Plan Administrator shall restore to the Plan the amount forfeited, without interest.

8.12        Rules for Minimum Required Distributions

(a)	General Rules.

(1)	Precedence. The requirements of Section 8.1(b) and this Section 8.12 will take precedence over any inconsistent provisions of the Plan.

(2)
Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 8.12 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(b)	Time and Manner of Distribution.

(1)
Required Beginning Date.  The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date as set forth in Section 8.1(b).

(2)
Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)
If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the

Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(D)
If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section (b)(2), other than Section (b)(2)(A), will apply as if the Surviving Spouse were the Participant.

For purposes of this Section (b)(2) and Section (d), unless Section (b)(2)(D) applies, distributions are considered to begin on the Participant's required beginning date.  If Section (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section (b)(2)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)
Forms of Distribution.  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections (c) and (d) of this Section 8.12.  If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Participant's Lifetime.

(1)
Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)
the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)
if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

(2)
Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions will be determined under this Section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d)	Required Minimum Distributions After Participant's Death.

(1)	Death On or After Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(i)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the Surviving Spouse's age as of the Spouse's birthday in that year.  For distribution calendar years after the year of the Surviving Spouse's death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(iii)
If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section (d)(1).

(B)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section (b)(2)(A), this Section (d)(2) will apply as if the Surviving Spouse were the Participant.

(e)	Definitions.

(1)
Designated Beneficiary.  The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)
Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date.  For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section (b)(2).  The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(4)
Participant's Account balance.  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required beginning date. The date specified as such in Section 8.1(b) of the Plan.

8.13        Distribution of Certain Accounts for Purposes of Conversion to Designated Roth Contributions.

(a)
Notwithstanding any other provision of the Plan to the contrary, an Active Participant may elect a distribution from the following accounts solely for the purpose of rolling over the amount distributed to a Roth Account within the Plan:

(i)	Voluntary Contribution Account;

(ii)	Incentive Contribution Account; and

(iii)	Rollover Account.

(b)
A distribution may be made pursuant to (i) or (ii) of subsection (a) of this Section 8.13 only if the amounts distributed have accumulated in the account for at least two years, unless the Participant has participated in the Plan for five years or more, in which case all amounts may be distributed consistent with this Section.  A distribution may be made pursuant to (iii) of subsection (a) of this Section 8.13 at any time.

ARTICLE IX - WITHDRAWALS AND LOANS

9.1           Withdrawals from Voluntary Contribution and Rollover Accounts.  A Participant may withdraw all or part of the value of the Voluntary Contribution Account or Rollover Account for any reason after providing notice to the Plan Administrator of up to thirty (30) days as required by the Plan Administrator.  Such notice shall be in writing and shall specify the value to be withdrawn in terms of dollars or a percentage of the Voluntary Contribution or Rollover Account Value.

9.2           Withdrawals from Deferral and Incentive Contribution Accounts.  A Participant may not make withdrawals from the Deferral Account or the Incentive Contribution Account before Termination from Service, except:  (a) upon attainment of age 59½; (b) upon Disability; (c) in the event of Hardship as provided in Section 9.3; or (d) in the event of a withdrawal of Deferral Contributions made pursuant to Section 3.1A(b)(ii) hereof and Section 414(w)(2)(B) of the Code.  No withdrawals may be made from the Incentive Contribution Account until the Participant is vested in accordance with the provisions of Article VII.

9.2A        Withdrawals from Supplemental Employer Contribution Account.  A Participant may not make withdrawals from the Supplemental Employer Contribution Account before Termination from Service, except upon attainment of age 59½.  No withdrawals may be made from the Supplemental Employer Contribution Account until the Participant is vested in accordance with the provisions of Article VII.

9.3           Hardship Withdrawals.

(a)
In the event of Hardship (as defined below) and upon notice of up to thirty (30) days to the Plan Administrator as required by the Plan Administrator, a Participant shall have the right to withdraw the amount necessary to relieve the Hardship from the Deferral Account.

(b)
For the purposes of this Section 9.3, a “Hardship” shall be deemed to exist if, and only if, such Participant experiences an immediate and heavy financial need (as defined in (c) below) and the withdrawal is necessary to satisfy the financial need of the Participant (as defined in (d) below).

(c)	A Participant will be deemed to experience an immediate and heavy financial need if, and only if, the withdrawal is required for one of the following reasons:

(i)	payment of otherwise unreimbursable expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the

Participant (as defined in Section 152 of the Code) or necessary for such persons to obtain such medical care;

(ii)	purchase of a lot on which to build the Participant's principal residence if construction will begin within six (6) months of the purchase of the lot;

(iii)	payment of post-secondary educational expenses of the Participant or the Participant's spouse, children or dependents (as defined in Section 152 of the Code) for the next twelve (12) months;

(iv)	payment of amounts necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on the Participant's principal residence;

(v)	purchase (excluding mortgage payments) or construction of Participant's principal residence if such request is received before closing;

(vi)	payment of expenses related to the adoption of a child by the Participant;

(vii)
payment of expenses related to the death of a member of the Participant's immediate family.  For purposes of this Section, a member of the Participant's immediate family shall include the Participant's Spouse and the Participant's lineal ascendants or descendants, as well as any other person who raised the Participant or the Participant's Spouse or was raised by the Participant; or

(viii)
Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(d)	A withdrawal will be deemed necessary to satisfy the financial need of a Participant if, and only if:

(i)
the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.  The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

(ii)
the Participant represents and certifies to the Plan Administrator in writing that the financial need cannot be met with other funds reasonably available to the Participant, the Participant's Spouse or the Participant's minor children including:

(A)	through reimbursement or compensation by insurance or otherwise;

(B)	by reasonable liquidation of the Participant's assets without creating another immediate and heavy financial need;

(C)	by cessation of Deferral and Voluntary Contributions to this Plan; and

(D)
by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer including this Plan, including the receipt in cash of dividends on Stock pursuant to an election under Article 5A of this Plan, or by a similar distribution or loan from the plan of any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

9.4           Timing of Withdrawals.  No more than three (3) withdrawals of any kind in the aggregate from the Plan and the Aetna 401(k) Plan may be made within any calendar year.

9.5           Distribution of Amounts Withdrawn.  Upon receipt of the Plan Administrator's approval of a request for withdrawal in accordance with the provisions of Sections 9.1, 9.2 or 9.3, the Trustee shall, to the extent necessary, and in accordance with directions provided by the Plan Administrator, convert Account assets to cash and distribute the requested amount to the Participant.  Any conversion to cash pursuant to this provision shall be made by converting the portion of the Participant's Account Value equal to the amount of the withdrawal invested in each Investment Fund pro rata.

The Plan Administrator shall have the discretion to establish a uniform order in which such funds will be drawn from the Participant’s Accounts.

9.6           Loans to Participants.

 Effective January 1, 2013 loans from this Plan are not permitted and this Section 9.6 shall be disregarded.

(a)
An Active Participant receiving a regular paycheck from the Employer may apply for one or more loans from the Plan; provided, however, that the Company may, in its sole discretion, permit a loan to any individual who is not an Eligible Employee by virtue of Section 1.25(e) but who receives a regular paycheck from the Employer.  A Participant who is on leave (with or without pay) or who is receiving long-term disability benefits or severance pay, as well as retirees, temporary employees and beneficiaries, may not apply for a loan.  Subject to limitations described herein, loans shall be approved by the Plan Administrator or its designees in their sole discretion.  The  Plan Administrator shall charge the Account of a Participant a reasonable fee for the initiation of a loan.  Such fee, which may be amended from time to time or eliminated entirely, in the Plan Administrator's discretion, shall be charged against the remaining Account balance (i.e., the Account balance less the amount of the loan).  In no event shall the amount of the loan be less than $1,000, and the amount of the loan, when added to the aggregate amount of all loans to the Participant then outstanding in the Plan or any other plan of the Employer or an Affiliate, may not exceed the lesser of:

(i)
$50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Plan on the date on which such loan was made; or

(ii)	one-half of the Participant's vested Account Value in all such plans on the date of the loan.

(b)
Loans made to Participants for purposes other than for the purchase of the Participant's principal residence shall be for terms of not less than one (1) nor more than five (5) years.  Loans made to Participants for the purchase of the Participant's principal residence shall be for terms of not less than one (1) nor more than twenty (20) years.  Effective June 1, 2004, a Participant may have no more than two (2) loans outstanding at any time; provided, however, that only one such outstanding loan may be a residential loan.

(c)
Any loan to a Participant hereunder shall be considered an investment of the Participant's Account.  Funds for a loan will be obtained by liquidating the Participant's interest in the various Investment Funds in which the Participant's Accounts are invested pro rata.  The Plan Administrator shall have the discretion to establish a uniform order in which such funds will be drawn from the Participant’s Accounts.

The loan shall bear interest for the period the loan is outstanding based on a fixed monthly interest rate that reflects a reasonably competitive interest rate that would be charged for similar collateralized loans in accordance with Department of Labor Regulations Section 2550.408b-1.  The interest rate for loans under the Plan shall be equal to the prime interest rate stated in The Wall Street Journal for the last working day of the month preceding the date of the loan plus 1%.  The interest rate in effect for the entire term of the loan will be the rate in effect at the time the Plan Administrator receives the loan application.  The applicable interest rate shall be set forth in the loan agreement.  The Plan Administrator shall provide any Participant who requests a loan with disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. Section 1601, et seq.

(d)
As security for such loan, the Participant shall pledge the portion of his or her Account Value represented by the loan and earnings thereon (as set forth in the promissory note representing the loan).  The Plan Administrator shall have the rights of a secured creditor under the Uniform Commercial Code and otherwise at law with respect to any portion of the Participant's Account pledged as security.  If any amount is outstanding upon the occurrence of an event giving rise to a withdrawal or distribution under this Plan and such withdrawal or distribution would require distribution of a secured portion of the Account, the amount of the loan that would become unsecured shall be charged against such withdrawal or distribution and paid from and upon such distribution or withdrawal.

If a Participant does not repay the amount of any loan made hereunder within the specified time, (i) the Plan Administrator shall report the default as a distribution for federal income tax purposes, and (ii) the Plan Administrator shall cause the amount of the unpaid debt (including any interest thereon) to be deducted from the secured portion of the Account, as soon as a distribution or withdrawal is legally permitted from such portion of the Account (without regard to limitations in the Plan that are more restrictive than required by the Code).  If the amount of such interest, payment or distribution is not sufficient to repay the unpaid balance of said debt, the Participant shall remain liable for said remaining debt.

(e)
Loan repayments will be credited to the Participant's then current investment elections.  If the Participant ceases making contributions to the Plan, repayments will be credited pursuant to the Participant's most recent investment elections.  Notwithstanding anything to the contrary herein, investment of loan repayments shall be subject to the 20% limit on a Participant’s investment of new amounts in the Stock Fund, as set forth in Section 5.3.

(f)	Loan Repayment.

(i)
Except as otherwise provided herein, or in (g) below, loans will be repaid by regular deduction from the Participant's paycheck from the Employer based on the amortization schedule for the loan; provided, however, that a Participant may repay a loan in full at any time in accordance with procedures established by the Plan Administrator.

(iii)
Loan repayments may be suspended under this Plan as permitted under Section 414(u)(4) of the Code with respect to military service; provided, however, that such loan repayments may continue to be made as permitted by Section 9.7(g)(ii)(3).

(g)	Failure to Repay; Exceptions.

(i)	Except as provided in subsection (g)(ii) below, in the event a Participant fails to make loan payments in accordance with subsection (f) above, upon the earlier of a Participant's:

(1)	failure to make up any delinquent loan payments during a legally permissible grace period provided by the Company; or

(2)	thirty (30) days after Termination from Service;

the Participant's entire loan balance will become immediately due and payable.

(ii)	Notwithstanding (g)(i) above, a Participant who:

(1)	terminates employment upon or after attaining age 45 with ten (10) Years of Vesting Service and with a combined age and Years of Vesting Service totaling at least 65;

(2)	becomes covered by the Employer's long-term disability plan;

(3)	takes an unpaid Authorized Leave of Absence, including military leave;

(4)
becomes eligible, on or after such date, to receive job elimination benefits under the Company’s severance and salary continuation benefits plan or similar benefits under an agreement with the Employer; or

(5)
if the Company so elects with respect to all Participants continuing employment with a particular successor company after a sale or outsourcing, terminates employment in connection with such sale our outsourcing and continues employment with the successor company; or

(6)	has terminated his employment with the Employer;

may elect to pay off the entire loan balance at once or to make monthly loan payments in accordance with rules established by the Plan Administrator.

(h)	No loan shall be made in the event that the interest rate required to be charged pursuant to Section 9.7(c) would violate any applicable usury law.

(i)
A Participant shall not be granted a withdrawal and a loan under the Plan in the same month.  If a Participant requests both a withdrawal and a loan in the same month, the loan request will be considered to have been made first, and the withdrawal request will become effective in the next month.

(j)	All loan repayment schedules shall provide for substantially level amortization of the loan.

(k)
The Plan Administrator shall administer this Section 9.7 pursuant to the foregoing and such additional rules and regulations as it shall promulgate in accordance with Section 72(p) of the Code and Department of Labor Regulations Section 2550.408b-1.

ARTICLE X - PAYMENT OF DEATH BENEFITS

10.1         Source of Death Benefits.  Death benefits are payable from or with assets held by the Trustee on behalf of the deceased Participant as of the date on which the Plan Administrator receives written notification of the Participant's death in a manner acceptable to the Plan Administrator; provided, that the death benefit will be available to a Participant's Spouse or other Beneficiary, as applicable, within ninety (90) days of the receipt of notice of death.  This Article X applies only if the Participant's death precedes the commencement of distribution of a Participant's vested Account Value under Section 8.6.  If a Participant dies after commencing distribution of his or her vested Account Value under Section 8.6, death benefits shall be payable only as provided under the form of distribution in which the Participant's vested Account Value is being paid.

10.2         Determinations of Values and Cash-Outs.  The death benefit under this Article X shall be equal to the vested Account Value held by the Trustee for the Beneficiary of a deceased Participant as of the date of distribution to the Beneficiary.  Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested Account Value has not at the time of any distribution exceeded five thousand dollars ($5,000) (or such greater amount as permitted under the Code), upon a Participant's death, or on an annual basis thereafter, such vested Account Value will be immediately distributed to the Participant's Beneficiary(ies) in the form of a lump sum.

10.3         Death Benefit.  Each Participant shall have a right to designate one or more Beneficiaries to receive any death benefits that may become payable under the Plan with respect to all Accounts by filing with the Plan Administrator the forms specified for this purpose.  Notwithstanding the provisions of Section 1.10, the Beneficiary of a Participant who is married to his or her Spouse immediately before death shall be the Participant's Spouse.  The Beneficiary of a Participant who has no Spouse immediately before death shall be as set forth in Section 1.10.

10.4         Proof of Death.  The Trustee may rely exclusively on the Plan Administrator's determination of the fact of death of a Participant and of the right of any person to receive all or part of any death benefit.  In making such determination, the Plan Administrator may require such proof of death and other evidence as the Plan Administrator deems to be necessary.  The Plan Administrator's determination shall be conclusive upon any person having or claiming any right to death benefits as a consequence of the death of the Participant.

10.5         Minimum Required Distributions.  Except as provided in Section 10.7, the provisions of Section 8.12 shall apply to death distributions made pursuant to this Article X.  For purposes of this Article X, and in accordance with the applicable regulations, any death benefit payable to a Participant’s child shall be treated as if it had been paid to such Participant’s surviving Spouse if such amount will become payable to such surviving Spouse upon such child’s reaching the age of majority (or upon the occurrence of such other event as may be designated by the applicable regulations).

10.6    Form of Payment.  All death benefits attributable to Accounts shall be made in the form of a lump sum distribution no later than the last day of the calendar year following the calendar year in which the Participant's death occurs.  The Five Year Rule shall apply for the purpose of determining required minimum distributions, notwithstanding that the Plan does not permit such full five year period to apply.

ARTICLE XI - TERMINATION OF PLAN

11.1         Company's Right to Terminate.  While the Company intends this Plan to continue indefinitely, the Company reserves the right to terminate the Plan or to discontinue contributions from time to time to any extent that it may, in its sole and complete discretion, deem advisable.  No such termination shall have the effect of diverting any part of the principal or income of the Trust Fund for any purpose other than for the exclusive benefit of Participants or their Beneficiaries or of reducing a Participant's or Beneficiary's interest in the Trust Fund.  The Plan as a whole shall be terminated and all contributions shall be discontinued only pursuant to a resolution of the Board of Directors of the Company.  The Plan may be terminated in part or contributions may be discontinued in part in the same manner as is prescribed for the adoption of amendments to the Plan.  Any total or partial termination or discontinuance of contributions shall become effective upon the date specified in the resolution of the Board of Directors or a written instrument of termination.

11.2         Effect on Employer and Trustee.  The Employer shall make no further contributions after termination of the Plan.  The Trust shall be continued in existence, however, as long as the Trustee deems it to be necessary for the effective discharge of any remaining duties by the Trustee.

11.3         Effect on Participants. Upon termination in whole or in part of the Plan, the Plan Administrator shall make an allocation in the manner prescribed by Section 6.3, after payment of any expenses properly charged to the Trust Fund and adjustments for capital gain and loss with respect to the Stable Value Option.  The Plan Administrator shall then direct the Trustee to distribute to the Participants for whom the Plan is being terminated all assets remaining in the Trust Fund to the extent such distributions are permissible under the Code and applicable Treasury Regulations, including Treas. Reg. §1.401(k)-1(d)(4)(i).

11.4         Termination of Participation by a Participating Company.  Any Participating Company may withdraw from participation in the Plan at any time by delivering to the Plan Administrator certified copies of a resolution to that effect adopted by its board of directors; provided that a Participating Company shall cease to be a Participating Company, without further action, upon ceasing to be an Affiliate of the Company.

ARTICLE XII - AMENDMENT OF THE PLAN

12.1         Procedure for Amendment.  Subject to the restrictions of Section 12.2, the Company reserves the right to amend this Plan from time to time in any respect.  Any amendments to this Plan by the Company shall be in writing and executed by the Chairman or the President; provided, however, that to the extent that the Chairman or the President has delegated the authority to amend the Plan, directly or indirectly, to any designated individual, any such amendment shall be made in writing and executed by such designated individual.  Notwithstanding the foregoing, any amendment which is made to comply with a change in law or to secure the approval of the Plan or an amendment by the Internal Revenue Service, which does not materially increase the cost of the Plan to the Employer, and which involves no significant choice regarding the manner in which such change shall be implemented may be executed by any Vice President or Assistant Vice President charged with responsibility for the administration of the Plan.

12.2         Restrictions.

(a)
Except as provided in Section 4.1, no amendment or act shall result in the distribution or diversion of any part of the assets of the Trust Fund for purposes other than the exclusive benefit of Participants or their Beneficiaries.

(b)
No amendment or modification of the Plan shall deprive any Participant or Beneficiary retroactively of benefits accruing from contributions made before such amendment or modification unless the amendment or modification is necessary to conform the Plan to any law, governmental regulation or ruling, or to enable the Plan and Trust to satisfy the requirements of Sections 401 and 501 of the Code.

(c)
No amendment shall reduce the vested percentage of any Participant below the percentage in effect for such Participant as of the later of (i) the effective date of the amendment or (ii) the date of adoption of the amendment.  If an amendment changes the vesting provision under the Plan, in accordance with applicable regulations, any Participant may choose to have the amount of his or her vested benefit determined on the basis of the Plan provisions in effect immediately before the effective date of the amendment.

(d)
No amendment shall affect the rights, duties or responsibilities of the Trustee without its prior written consent.  The Trustee shall receive copies of any amendment promptly following execution of the same.

ARTICLE XIII - MANAGEMENT OF THE PLAN

13.1         Allocation of Responsibility.  The following entities shall have only those powers, duties, responsibilities and obligations as are specifically given them under this Plan and Trust.

(a)
Company.  (i) The Company is the Plan sponsor, and shall have the power to amend or terminate the Plan as provided herein, but except to as provided in (ii) below, or in (b) below to the extent the Company is the Plan Administrator, the Company is not a fiduciary with respect to the Plan.

(ii) The Company, acting by its Senior Vice President for Human Resources, shall have the power and sole authority to appoint and remove the Trustee, and shall have the duty to periodically review the performance of the Benefit Finance Committee and the Trustee on an annual basis, but shall not have any responsibility to perform or oversee the powers or duties of the Benefit Finance Committee or the Trustee on a day to day basis or to provide such entities with information with respect to the performance of their respective roles.  The Company, acting by its Senior Vice President for Human Resources, shall not be a fiduciary with respect to the Plan except (A) to the limited extent that the performance of the appointment, removal and review functions set forth herein are deemed to be fiduciary actions, and (B) to the extent the Company is the Plan Administrator pursunt to (b) below.

(b)
Plan Administrator.  The Plan Administrator shall be the Company, and shall be a named fiduciary with respect to the Plan, with the sole responsibility for the administration of the Plan as set forth herein, but shall not as Plan Administrator have any responsibility for the duties assigned herein to the Benefit Finance Committee and Trustee.

(c)
Benefit Finance Committee.  The Benefit Finance Committee shall be appointed by the Company, acting by its Senior Vice President for Human Resources.  The Benefit Finance Committee shall be a named fiduciary with respect to the Plan, with the duties set forth in Section 5.7 hereof.

(d)
Trustee.  The Trustee shall be appointed by the Company, acting by its Senior Vice President for Human Resources, and shall have the sole responsibility for the administration and accounting of the Trust Fund as described herein.

(e)
No Other Fiduciaries. Other than the Plan Administrator, the Benefit Finance Committee and the Trustee, and the Company to the limited extent set forth in (a) (ii) above, there are no other fiduciaries with respect to the Plan.  Without limitation, neither the Board of Directors or any member thereof, nor the Company, nor any Employer shall be a fiduciary with respect to the Plan.

(f)
Reliance on Co-Fiduciary.  Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan and Trust, as the case may be, authorizing or providing for such direction, information or action.  Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan and Trust and is not required under the Plan and Trust to inquire into the propriety of any such direction, information or action unless such Fiduciary has reason to believe an impropriety exists.  It is intended under the Plan and Trust that each Fiduciary shall be independently responsible for the proper exercise of its own respective powers, duties, responsibilities and obligations under the Plan and Trust and, in the absence of knowledge, shall not be responsible for any act or failure to act of another Fiduciary.  No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

13.2           Powers and Duties of the Plan Administrator.  The Plan shall be administered by the Plan Administrator.  The Plan Administrator may delegate to any person or entity any powers or duties of the Plan Administrator under the Plan.  To the extent of any such delegation, the delegatee shall become the named fiduciary responsible for administration of the Plan (if the delegate is a fiduciary by reason of the delegation), and references to the Plan Administrator shall apply instead to the delegate.  The Plan Administrator may be removed at any time without cause.

Compensation of the Plan Administrator and all usual and reasonable expenses of administration, including but not limited to actuarial, legal and accounting fees, may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund and shall be allocated in accordance with Section 14.5.

(a)	The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(i)	to construe and interpret the terms and intent of the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder except that the Plan

Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan;

(ii)	to prescribe procedures to be followed and information to be supplied by Participants or Beneficiaries filing applications for benefits;

(iii)	to prepare and distribute in writing, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

(iv)	to receive from the Company as Plan sponsor, each Employer, the Trustee, Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(v)	to furnish to the Company as Plan sponsor and each Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(vi)	to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

(vii)	to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

(viii)
to defend or initiate any lawsuit on behalf of the Plan or the Participants and Beneficiaries without the consent of any Employer if the Plan Administrator deems it reasonably necessary to protect the Plan or its Participants and Beneficiaries.  Legal fees and costs of litigation shall be borne by the Trust Fund to the extent not paid by the Company or any Employer; and

(ix)	to implement a loan or other borrowing on behalf of the Trustee as directed by the Company.

(b)
If there shall arise any misunderstanding or ambiguity concerning the meaning of any of the provisions of the Plan arising out of the administration thereof, the Plan Administrator shall have the sole right to construe such provisions in its discretion.  Subject to the limitations of the Plan and applicable law, the Plan Administrator may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business hereunder.  All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances.  When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

(c)
The decisions of the Plan Administrator with respect to any matter it is empowered to act upon shall be made by it in its sole discretion based on the Plan documents and shall be final, conclusive and binding on all persons.  Further, findings of fact by the Plan Administrator as to matters relating to a Participant's employment record are binding on the Participant (or the Participant’s Beneficiary) for the purposes of the Plan.

13.3         Notices and Elections of Participants.

(a)
All persons shall be required to furnish information and proof to the Plan Administrator as to any and all facts that the Plan Administrator may reasonably require concerning any person affected by the terms of the Plan (including date of birth and satisfactory proof, by personal endorsement on benefit checks or otherwise, of the survival of any payee to the due date of any payment).

Each terminated Participant shall inform the Plan Administrator of any changes of address.  All notices to any persons from the Plan Administrator will be sent to the last known address of such person, and there shall be no further obligation to such person in the event any such communication is not received by the person.

There will be no obligation to make any payment to a payee under the Plan until proof is received that the payee was living on the due date of the payment.  If such proof is not received within seven years of the due date of the payment, the obligation to make any payments under the Plan shall be limited to the benefit that would be payable had the payee died immediately before such due date.  Notwithstanding any other provision of the Plan to the contrary, if, after the expiration of such period, it is established that the payee was living on the due date of such payment, any right to payments established by such proof, less any amounts paid as a death benefit, shall be reinstated.

If any fact relating to a Participant or any other payee has been misstated, the correct fact may be used to determine the amount of the benefit payable to the Participant or to such other payee.  If overpayments or underpayments have been made because of such incorrect statement, the amount of any future payments shall be adjusted appropriately.

(b)
Any request, notice or election to be filed with the Plan Administrator by a Participant or Beneficiary shall be filed in the manner required by the Plan Administrator.  A request, notice or election by a Participant or Beneficiary shall be effective only if made on such form or in such manner required by the Plan Administrator.

13.4         Accounts and Records.  The Plan Administrator shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.  The Plan Administrator shall hold the promissory notes and other instruments documenting or pertaining to Participant loans made pursuant to Section 9.7 as custodian therefore.

13.5         Compliance with Applicable Law.  The Plan Administrator shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies.  The Plan Administrator shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.

13.6         Liability.  The functions of the Plan Administrator, Trustee and the Benefit Finance Committee under the Plan are fiduciary in nature and each shall be carried out solely in the interest of the Participants and other persons entitled to benefits under the Plan for the exclusive purpose of providing the benefits under the Plan (and for the defraying of reasonable expenses of administering the Plan).  Each such entity or person shall carry out its respective functions in accordance with the terms of the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  No members of the Benefit Finance Committee and no officer, director, or Employee shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudicated to be a breach of the fiduciary standard of conduct set forth above.  Further, no Employee nor any member of the Benefit Finance Committee shall be personally liable hereunder merely by virtue of any instrument executed by him or her or on his or her behalf as the Plan Administrator or as a member of such committee.  Notwithstanding the foregoing, under no circumstances shall the Plan Administrator, Trustee or Benefit Finance Committee be liable for any indirect, consequential or special damages with regard to their respective responsibilities under this Plan and Trust.

13.7         Indemnification.  To the fullest extent permitted by law, the Plan (and, to the extent ERISA prohibits indemnification by the Plan, the Company and each Employer) shall indemnify officers and directors of the Employer (and any Employee involved in carrying out the functions of the Employer under the Plan) and each member of the Benefit Finance

Committee against any expenses, including attorneys' fees and expenses and amounts paid in settlement (to the extent approved by the Employer) of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan.

13.8         Authorization of Payments.  The Plan Administrator shall issue directions to the Trustee concerning all benefits and expenses that are to be paid from the Trust Fund pursuant to the provisions of the Plan and warrants that all such directions are in accordance with this Plan.  In the discretion of the Plan Administrator, any distribution of benefits to or on behalf of a Participant may be made directly to the person specified by the Plan Administrator or deposited in a checking account maintained by the Plan Administrator for the purpose of making payments to the person or persons entitled to such benefit payments under the Plan, or to an account maintained by some other entity which the Plan Administrator may designate to make payments.

13.9         Notices to Trustee.  Any Vice President or Assistant Vice President charged with responsibility for the administration of the Plan shall notify the Trustee of the names and titles of those persons authorized to communicate with the Trustee by and on behalf of the Plan Administrator and issue directions to the Trustee on behalf of the Plan Administrator.  As otherwise specified herein, the Trustee shall be entitled to rely upon all directions and communications from such persons and only such persons, unless and until the Trustee is notified to the contrary by any Vice President or Assistant Vice President charged with responsibility for the administration of the Plan.  To the extent that the Plan provides that the Trustee shall act only upon or pursuant to a direction of the Company, any such direction of the Company shall be communicated to the Trustee by those person authorized to communicate with the Trustee on behalf of the Plan Administrator; provided, however, that when such persons are communicating with the Trustee on behalf of the Company they shall do so as agents for the Company.

ARTICLE XIV - TRUSTEE

14.1     Accounting.  The Trustee shall keep an accurate and detailed account of all receipts, investments, disbursements and other transactions hereunder.  All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Company or the Plan Administrator.  Within seventy-five (75) days following the end of each Plan Year and within seventy-five (75) days after any removal or resignation of the Trustee as provided in Section 14.7, the Trustee shall file with the Plan Administrator a written account setting forth (a) the transfer of funds to the Trust Fund; (b) the gains, or losses, realized by the Trust  Fund upon sales or other disposition of the assets; (c) the increase, or decrease, in the value of the Trust Fund; (d) the transfer of funds from the Trust Fund; and (e) such further reasonable information as the Employer and/or Plan Administrator may request, as agreed to by the Trustee during such Plan Year or during the period from the end of the last Plan Year to the date of such removal or resignation, and setting forth the current value of all Trust assets and liabilities.  Upon the expiration of ninety (90) days from the date of filing such annual or other accounts, the Trustee shall be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Plan Administrator or the Company shall file with the Trustee written objections within such 90-day period.

14.2     Trustee's Responsibilities Limited.  The Trustee may rely on the representation of the Plan Administrator that the Plan and Trust hereby created are qualified within the meaning of Section 401(a) of the Code, and the Trustee shall have no obligation to inquire into such continuing qualification.

The Trustee shall not be responsible for administration of the Plan and shall not be obliged to determine whether any particular instruction or direction of the Plan Administrator regarding distribution or any other matter relating to Plan administration accords with the terms and conditions of same.  Neither shall the Trustee be obliged to collect contributions due under this Plan, to determine whether contributions are in accordance therewith, or to account for allocations to Participants.  The investment and management of the Trust Fund assets shall be determined in accordance with Article V and Section 14.8.  The Trustee shall not invest, sell, exchange, encumber or otherwise act with respect to the assets without specific direction of the Plan Administrator pursuant to the direction of a Participant.  Without specific direction from the Company, the Trustee shall not borrow or authorize borrowing on behalf of the Trust Fund or advance cash for any purpose.  The Trustee shall not establish a new Investment Fund, or implement any change with respect to an Investment Fund without specific direction of the Company.  The Trustee shall incur no liability by complying with any such direction and shall be under no duty or obligation to review, evaluate or reevaluate the investments made pursuant to such directions.

Notwithstanding anything in the Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust Fund, resulting from any event beyond the reasonable control of the Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems (but not including the Trustee’s own internal, proprietary systems); or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.  This Section shall survive the termination of this Agreement.

14.3        Information and Receipts.  The Plan Administrator shall accompany each transfer of contributions to the Trust Fund with such information as the Trustee may reasonably require for purposes of discharging its duties.

14.4        Administrative Services.  The Trustee may appoint one or more administrative agents or custodians or contract for the performance of such administrative and service functions as it may deem necessary or desirable for the effective operation of the Trust and Plan.

14.5        Expenses.  All expenses chargeable to the Trust Fund hereunder shall be paid by the Trust Fund; provided that the Company may direct in its sole discretion that all or certain expenses chargeable to the Trust Fund shall be paid by the Employer.  To the extent, however, that funds are available from commissions, 12b-1 fees or other fees chargeable in connection with investments, expenses shall be charged first against such available funds, and remaining expenses shall be paid from the Trust Fund, unless paid by the Employer as provided above.  Expenses chargeable to the Trust Fund shall include but not be limited to the following:

(a)	commissions and other sales or service charges;

(b)	taxes of any kind;

(c)	administrative and clerical costs;

(d)	legal fees;

(e)	the Trustee's fee; and

(f)	the expenses described in Section 13.2.

Generally, expenses paid from the Trust Fund shall be allocated to the Accounts of Participants in proportion to Participants’ Account Values or by a per capita fee, as determined by the Company and announced to Participants from time to time; provided, however, that expenses may be paid from forfeitures held in the Trust Fund to the extent available.  Investment fees and expenses shall be charged to the Accounts of Participants who have invested in the applicable Investment Fund unless paid by the Employer as provided above, provided that expenses of any Investment Fund to be charged to Participants shall be charged to all Participants investing in that Investment Fund on the same basis. To the extent funds available from commissions, 12b-1 fees or other fees chargeable in connection with investments in Investment Funds exceed the costs of administering the Plan which are permitted by law to be paid from Plan assets and have not otherwise been paid from Plan assets, the Company shall, in its discretion, take one or more of the following courses of action with respect to any excess:  (i) use the excess to provide additional services to the Plan; (ii) allocate the excess to the Accounts of Participants with balances in such Investment Funds, pro rata based on the balances in such Investment Funds; or (iii) waive the excess fees.

14.6     Compensation of Trustee. The Trustee shall be compensated from the Trust Fund or, at the direction of the Company, by the Employer for its services by payment of the Trustee's fee, the amount of which shall be agreed upon from time to time between the Company and the Trustee.  The Company acknowledges that, as part of the Trustee’s compensation, the Trustee may earn interest on balances, including without limitation, disbursement balances and balances arising from purchase and sales transactions.

If the Trustee advances cash for any purpose, pursuant to Section 14.2, the Trustee shall be entitled to collect from the Trust Fund sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust Fund to the extent necessary to obtain reimbursement.  To the extent that the Trustee advances funds to the Trust Fund for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust Fund an amount equal to what would have been earned on sums advanced (an amount approximating the “federal funds” interest rate).

14.7     Resignation or Removal of Trustee.  The Trustee may resign as Trustee at any time by providing the Company with written notice of the resignation.  Upon receipt of such notice the Company shall forthwith appoint a successor Trustee who shall notify the Trustee in writing that it has accepted the appointment as successor Trustee.  Upon receiving such notice of acceptance, the Trustee may first reserve and liquidate such assets as are necessary for the payment of its compensation and expenses and for the payment of any liabilities involving the Trustee.  It shall then transfer to the successor Trustee the remaining assets of the Trust Fund and all records pertinent thereto.

If a successor Trustee is not appointed within thirty (30) days after the giving of notice or removal, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor.  The Trustee shall be entitled to reimbursement from the Trust for all expenses incurred by it in connection with the settlement of its accounts and the transfer and delivery of the Trust Fund to its successor.  If the Trustee is removed, it shall be entitled to full compensation as if the Trust Fund had terminated while it was still acting.  If the Trustee resigns, it shall be entitled to compensation then accrued but unpaid.

Except for removal for cause, the Company may remove the Trustee only by first designating a successor Trustee and by providing the Trustee with no less than sixty (60) days' notice of the removal.  The removal shall not be effective until the Trustee is notified in writing by the successor Trustee that it has accepted the appointment as successor.  In such case the Trustee, after first receiving and liquidating such assets as may be necessary for the payment of its compensation and expenses and for the payment of any liabilities involving the Trustee, shall transfer to the successor Trustee the remaining assets of the Trust Fund and records pertinent thereto.

14.8        Voting or Tender of Stock.

(a)
Each Participant shall be considered a named fiduciary for the limited purpose set forth in this Section and shall have the right, based upon the Stock held in the Stock Account attributable to the Participant's Account, to direct the Trustee in writing as to the manner in which to vote such shares or to respond to a tender or exchange offer for such Stock, and the Trustee shall vote or tender or not tender such Stock for each Participant's Account based upon such instructions.  Information relating to the purchase, holding, and sale of Stock, and the exercise of voting, tender and similar rights with respect to such Stock by Participants shall be maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.  The Company shall be responsible for ensuring that (i) such procedures are sufficient to safeguard the confidentiality of such information, (ii) such procedures are followed, and (iii) an independent fiduciary is appointed to carry out activities relating to any situations that the Company determines involve a potential for undue employer influence upon Participants with regard to the direct or indirect exercise of shareholder rights.

(b)
The Trustee shall utilize its best efforts to distribute or cause to be distributed in a timely fashion to each Participant such identical written information (if any), and only such information, as will be distributed to stockholders of the Company in connection with any such vote or tender or exchange offer and a voting or tender or exchange offer instruction form for return to the Trustee or its designee.  In the event that the Trustee determines that the Trustee is required pursuant to ERISA to provide Participants with additional information or guidance not previously provided to all other stockholders, the Trustee shall notify the Company in advance of providing such additional information to Participants.  The notice to the Company shall be reasonably calculated to allow the Company an opportunity to determine whether it must provide such additional information to other stockholders at the same time it is provided to Participants or whether the Company must take any other action with respect to such information.

(i)
The voting or offer instruction form shall show the number of shares of Stock attributable to the Participant's Account and shall provide a means for the Participant to (A) instruct the Trustee how to vote or whether or not to tender or exchange such shares and (B) specify the Investment Fund under the Plan in which the proceeds of any sale shall be invested in the event such shares are sold pursuant to a tender offer.

(ii)
Such form shall also advise each Participant in the Stock Account (A) that voting or tender or exchange instructions provided to the Trustee shall be held in strict confidence and shall not be divulged or released to any other person, including any officer or Employee of the Company; (B) the manner in which the Trustee shall vote or tender or exchange shares of Stock as to which timely instructions were not received by the Trustee, and (C) that in the event a Participant's Stock is sold and the Participant has not specified the Investment Fund in which the proceeds shall be invested, such proceeds shall be invested in the Stable Value Option until a contrary investment election is made by the Participant pursuant to the Plan.

(c)
Upon receipt of such instructions, the Trustee shall vote or tender or not tender (or withdraw from tender) or exchange such Stock in accordance with such instructions, and the Trustee shall vote or tender or not tender (or withdraw from tender) or exchange any Stock as to which timely instructions were not received by the Trustee in the same proportion as the Trustee votes or tenders or exchanges any Stock for which instructions were received, unless the Trustee determines in its sole discretion that voting or tender in such manner is not consistent with ERISA, in which case the Trustee shall determine in its sole discretion the manner in which or the extent to which the Trustee shall vote or tender or exchange any Stock for which instructions were not timely received.  Instruction forms received from the Participant shall be retained by the Trustee and shall not be provided, or the instructions divulged, to the Company or to any officer or Employee thereof or to any other person.

(d)
In implementing the foregoing procedures, the Trustee will act fairly, in the best interests of each Participant, and in a manner that will not impose undue pressure on any Participant as to the voting or tender or exchange offer instructions he or she should give to the Trustee.  An instruction to the Trustee to tender or exchange Stock shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of a Participant's interest in the Plan.  In the case of a tender or exchange, Accounts shall be adjusted appropriately to reflect the Trustee's execution of Participants' instructions.

(e)
To the extent practicable and permitted by applicable law, other rights with respect to holders of Stock, such as a dissenter’s right with regard to a merger or the right of a holder of Stock to join in a class action, shall be given to each Participant as a named fiduciary with respect to Stock in the Stock Account attributable to the Participant’s Account, so that the Participant, rather than the Trustee, may exercise discretion with respect to such rights.  The Trustee and the Company may establish appropriate rules, analogous to the rules in this Section with respect to voting and tender, and may impose reasonable restrictions on Participants, in order to effectuate the intent of the preceding sentence.

14.8A      Voting With Respect to Investment Funds Other Than the Stock Account.  With respect to Investment Funds other than the Stock Account, the Company shall be responsible for proxy voting and shall direct the Trustee in writing as to the manner in which to vote the shares of the applicable Investment Fund; provided, however, that if the Company determines that it has a conflict of interest with respect to any such vote, then such vote shall be accomplished by applying the procedures set forth in Section 14.8 as if the shares of the Investment Fund in any Participant’s Account were Stock held in the Stock Account attributable to such Participant’s Account.

14.9         Indemnification by Employer.  To the fullest extent permitted by law, the Employer hereby covenants and agrees that it will at all times indemnify and hold harmless the Trustee from any and all liability that may arise in connection with this Trust and which does not arise from the negligence or willful misconduct of the Trustee.

14.10       Legal Action by Trustee.  The Trustee shall not be required to institute or engage in any legal action or to take any action other than required by this Trust, unless it expressly agrees in writing to do so and unless arrangements have been made to indemnify it fully for all expenses that may be incurred in connection therewith.

14.11       Acceptance of Trustee.  Effective upon its execution of this Trust, the Trustee accepts the Trust created hereunder and agrees to be bound by all the terms set forth herein and to hold the Trust Fund in trust.  The Trustee shall not have any duty to inquire into the administration of the Plan or actions taken by any prior trustee.

14.12       Powers of Trustee.  The Trustee in administering the Trust is authorized and empowered, subject to the provisions of Article V and this Article XIV:

(a)	To purchase and subscribe for any securities or other property and to retain such securities and other property in trust;

(b)
To sell at public or private sale, for cash, or upon credit, or otherwise dispose of any property, real or personal; and no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(c)	To adjust, settle, contest, compromise and arbitrate any claims, debts, or damages due or owing to or from the Trust Fund, and to sue, commence or defend any legal proceedings in reference therein;

(d)
To exercise any conversion privilege subscription rights or other options pertaining to or in connection with securities or other property held by it; to consent to or otherwise participate in any reorganization, consolidation, merger or adjustment pertaining to any corporate reorganization or any other changes affecting corporate securities, to deposit any property with any committee or depositary, and to pay any assessments or other charges in connection therewith;

(e)	To exercise itself, or by general or limited power of attorney, any right, including the right to vote, incident to any securities or other property held by it;

(f)
To invest all or part of the Trust Fund in interest-bearing deposits with the Trustee, or with a bank or similar financial institution related to the Trustee if such bank or other institution is a fiduciary with respect to the Plan as defined in ERISA, including but not limited to investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable interest rate;

(g)
To settle investments in any collective investment fund, including a collective investment fund maintained by the Trustee or an affiliate, to the extent such investments are a part of any authorized Investment Fund, and to appoint agents and sub-trustees.  To the extent that any investment is made in any such collective investment fund, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective investment fund and, such terms, responsibilities and powers shall be incorporated herein by reference and shall be a part of this Agreement.  For purposes of valuation, the value of the interest maintained by the Fund in such collective investment fund shall be the fair market value of the collective investment fund units held, determined in accordance with generally recognized valuation procedures.  The Named Fiduciary expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive compensation for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective investment fund trustee for the management of such fund.  The Trustee is expressly authorized to settle investments in a collective fund which invests in Mellon Financial Corporation stock in accordance with the terms and conditions of the Department of Labor Prohibited Transaction Exemption 95-56 (the "Exemption") granted to the Trustee and its affiliates and to use a cross-trading program in accordance with the Exemption.  The Named Fiduciary acknowledges receipt of the notice entitled "Cross-Trading Information".

(h)	To register any investment held in the Trust Fund in its own name or in the name of a nominee or to hold any investment in bearer form;

(i)	To employ suitable agents, accountants and counsel to pay their reasonable expenses and compensation;

(j)	To hold any part or all of the Trust Fund uninvested;

(k)	To make, execute and deliver as Trustee any and all advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;

(l)
To exercise, generally, any of the powers which an individual owner might exercise in connection with property either personal or mixed held by the Trust, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article XIV or otherwise in the best interests of the Plan Participants;

(m)
The Trustee may defend or initiate any lawsuit without the consent of the Employer if the Trustee deems it reasonably necessary to protect the principal or income of any asset held by the Trust Fund.  Legal fees and costs of litigation shall be borne by the Trust Fund to the extent not paid by the Employer; and

(m)	To borrow on behalf of the Trust Fund upon specific direction of the Company and to authorize the Plan Administrator to implement such borrowing.

(o)
To collect income payable to and distributions due to the Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts; provided that the Trustee shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to securities or other property of the Fund.

14.13      Maintenance of Indicia of Ownership.  The Trustee shall not maintain indicia of ownership of any asset of the Trust Fund held by it outside the jurisdiction of the District Courts of the United States unless such holding is approved through ruling or regulations promulgated under ERISA by the Secretary of Labor.

14.14      Form of Communications.  All notices, directions and other communications to the Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Trustee and the Trustee shall be fully protected in acting in accordance therewith.

14.15      Insurance Contracts.

(a)
The Trustee, upon the direction of the Company, shall acquire and maintain Group Annuity Contracts to the extent any Investment Funds are maintained under a Group Annuity Contract, and upon the direction of the Plan Administrator shall acquire an insurance or annuity contract for purposes of distributing benefits.

(b)	The Trustee shall execute the application for any Contract to be applied for under the Plan.

(c)	The Trustee shall be the absolute owner of all Contracts which shall be held in the Trust.

(d)
No Insurer issuing any contract or contracts held in the Trust Fund shall be deemed to be a party to this Trust for any purpose, or to be responsible in any way for its validity, or to have any liability other than as stated in any contracts that are so issued by it.  Any Insurer may deal with the Trustee as absolute owner of any contract issued by it and held in the Trust Fund, without inquiry as to the authority of the Trustee to so act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by the Insurer to be genuine and to be signed by an officer of the Trustee and shall incur no liability or responsibility by so doing.  Any sums paid by an Insurer under any of the terms of a contract issued by it and held in the Trust Fund either to the Trustee, or, in accordance with the direction of the Trustee to any other person or persons designated in such contract as the person or persons to whom such payment shall be made shall be a full and complete discharge of the liability to pay such sums, and the Insurer shall have no obligation to look to the disposition of any sums so paid.  No Insurer shall be required to look into the terms of this Trust or to inquire into any action of the Trustee or as to whether any action of the Trustee is authorized by the term of this Trust.

(e)
The Trustee shall follow directions of the Plan Administrator concerning the exercise or non-exercise of any powers or options concerning any contract held in the Trust Fund.  To the extent permitted by law, neither the Employer, the Plan Administrator nor the Trustee shall be liable for the refusal of any insurance company to issue, modify or convert any contract or contracts, to take any other action requested by the Trustee, nor be liable for the form, genuineness, validity, sufficiency or effect of any contract or contracts held in the Trust Fund, nor for the act of any person or persons that may render any such contract or contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such contract or contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such contract; nor for the fact that for any reason whatsoever any contract shall lapse or otherwise be uncollectible.  Notwithstanding any other provision of this Trust to the contrary, the Employer hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Plan Administrator or failing to act in the absence of any such direction with respect to any contract or the acquisition of any contract or exercise or non-exercise of any right or option thereunder.

14.16      Applicability of Article XIV.  To the extent the Company enters into a separate trust agreement with a trustee that is responsible for all assets of the Plan, (a) the provisions of this Article XIV shall cease to apply to the extent of any conflict with such separate trust agreement, (b) all references in the Plan to the Trust shall include such separate trust agreement and any provisions of this Article XIV that remain applicable, and (c) all references in the Plan to the Trustee shall mean the trustee under such separate trust agreement.  Notwithstanding the foregoing, (i) to the extent another provision of the Plan cross-references any provision under this Article XIV (e.g., Section 14.5, Expenses), such provision shall continue to apply to the extent it does not conflict with the separate trust agreement, and (ii) to the extent the separate trust agreement generally refers to the provisions of the Plan, such provisions shall include the provisions of this Article XIV (e.g., Section 14.8, Voting or Tender of Stock) to the extent they do not conflict with the separate trust agreement.

ARTICLE XV - CLAIMS PROCEDURES AND CERTAIN RESTRICTIONS

15.1         Claims Procedure.  Any denial of a claim for benefits under the Plan shall be stated in writing by the Plan Administrator and mailed or delivered electronically to the Participant or Beneficiary whose claim for benefits has been denied (“Claimant”), and shall set forth specific reasons for such denial, written in a manner calculated to be understood by such Participant or Beneficiary.  Within sixty (60) days after receiving the notification of such denial, any such Participant or Beneficiary may notify the Plan Administrator in writing of his or her desire for a review of such decision.  Upon such notification, the Plan Administrator shall schedule a review proceeding at which the Participant shall restate his or her arguments for such claim to a named fiduciary of the Plan, which unless the Plan Administrator designates another person, committee, or entity, shall be the Plan Administrator.  The Plan Administrator's decision following such hearing shall be communicated in writing or electronically to the Participant.

   An authorized representative of a Claimant may act on behalf of such Claimant in pursuing a benefit claim or appeal of an adverse benefit determination.  The Plan may establish reasonable procedures for determining whether an individual is an authorized representative of the Claimant before allowing the individual to act with respect to the Plan in such capacity on behalf of the Claimant.

   Additional terms and conditions of the Plan’s claims procedure, including but not limited to the applicable time periods regarding sending notices and making determinations, may be set forth in the Plan’s summary plan description in accordance with the applicable regulations issued by the Department of Labor pursuant to Section 503 of ERISA.

15.2         Assignment and Alienation Prohibited.  Except as provided below or otherwise under applicable law, no payee may sell, assign, discount, alienate or pledge as collateral for a loan or as a security for the performance of an obligation or for any other purpose, any payment due under this Plan; and any payment due to a payee hereunder shall be exempt from the claim of creditors of the payee to the maximum extent permitted under federal and state laws.  If the Plan Administrator determines that a Qualified Domestic Relations Order, within the meaning of Section 414(p) of the Code and as described in Section 15.3 and the Plan’s Qualified Domestic Relations Order Procedures, exists with respect to a benefit due under this Plan, the Plan Administrator may take such actions and make or authorize such payments, as it reasonably believes are consistent with the terms of such Order, the Plan and with applicable law.  Any action taken or payment made in accordance with the preceding sentence shall not be deemed to be an impermissible assignment or alienation and shall, to the maximum extent permitted by law, discharge the Plan from all liability for any benefits so paid.

15.3         Distribution Pursuant to a Qualified Domestic Relations Order.  Distribution of a Participant's benefits under this Plan shall be made to a Participant's spouse, former spouse, child, or other dependent as required pursuant to a Qualified Domestic Relations Order as defined below.

(a)
Definition.  A Qualified Domestic Relations Order (“QDRO”) is any judgment, decree or order (including approval of a property settlement agreement) issued pursuant to the domestic relations law of a state  (including a community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (an “alternate payee”) and which meets the following requirements:

(i)	The order must create, assign or recognize the right of an alternate payee to receive all or part of the Participant's benefits under the Plan.

(ii)	The order must clearly specify all of the following information:

(1)	The names and last known mailing addresses of the Participant and alternate payee(s);

(2)	The amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee or the manner in which such amount or percentage is to be determined;

(3)	The number of payments or period to which the order applies; and

(4)	Each plan to which the order applies.

(iii)
The order must not provide for any type or form of benefits, or any option not otherwise provided under the Plan; and an order may provide for the commencement of benefits to an alternate payee at a time when the Participant is not yet eligible to receive a distribution under the Plan, and prior to the Participant’s “earliest retirement age” under Section 414(p) of the Code.

(iv)	The order must not provide for any increased benefits that would not otherwise be provided under the Plan.

(v)	The order must not require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order previously determined to be a QDRO.

(b)
Determination by Plan Administrator.  Upon receipt of any document purporting to be a QDRO, the Plan Administrator shall:  (i) promptly notify by mail the Participant and each alternate payee of the receipt of the order, giving an explanation of the procedures that will be followed by the Plan Administrator in determining whether the document is a QDRO;  (ii) within a reasonable time determine whether the document is a QDRO according to reasonable written procedures to be established pursuant to Section 13.2 and this paragraph; (iii) notify the Participant and each alternate payee of its determination.

The time period for determining the status of an order and for giving notice as required above shall be as established by the applicable regulations.

(c)
Payments Under Qualified Domestic Relations Orders.  The Plan Administrator may establish from time to time reasonable nondiscriminatory written procedures pursuant to Section 13.2 and this paragraph to facilitate orderly distribution of benefits pursuant to QDROs.

(i)
Separate Accounting During Determination Period.  During any period in which the issue of whether a document is a QDRO is being determined, the Plan Administrator shall separately account for the amounts, if any, that would be payable to any alternate payee during such period if the document is determined to be a QDRO.

(ii)
Payment Upon Determination.  The “determination period” shall be a period of eighteen (18) months beginning on the date on which the first payment would be required to be made under an Order if it is a QDRO.  If the determination that a document is a QDRO occurs after the end of the determination period, the QDRO shall only apply prospectively from the time of the determination.  In addition, if it is determined that the order is not a QDRO or if no determination is made within the determination period, any benefits payable and segregated during the determination period shall be paid to the Participant or other person(s) entitled thereto at the end of such period as if there had been no domestic relations order.

If the determination that a document is a QDRO occurs within the determination period, the Plan Administrator shall pay benefits payable and segregated before the determination is made to the alternate payees entitled thereto pursuant to the terms of the QDRO.

(d)
Responsibility of Plan Administrator.  If the Plan Administrator acts in accordance with part 4 of Title I of ERISA, Article XV of the Plan and any administrative procedures established to carry out the provisions of this Article XV with respect to determining the qualified status of a document purporting to be a QDRO, separating amounts payable and making payments thereunder, the Plan's obligation to the Participant and each alternate payee is discharged to the extent of any payments made.

In the event that there is a dispute as to the qualified status of a QDRO, the Plan Administrator shall be prohibited from making payments pursuant thereto until the dispute is resolved or until expiration of the determination period.  The Plan Administrator may initiate any legal action, in state or federal court, that it deems necessary to facilitate a determination, including but not limited to filing for an injunction and seeking the modification of a document to comply with the requirements of this Section 15.3.  If an action is brought in state court and the Plan Administrator deems that the resolution of the matter is not in the best interests of the Plan, the Plan Administrator may seek a restraining order in federal court.

Notwithstanding Section 13.2 hereof, any legal expenses incurred in resolving a dispute involving the qualified status of a QDRO shall be borne by the alternate payee to the extent permissible under federal pension laws.

15.4        Distribution Pursuant to a Judgment, Order or Decree.  Notwithstanding Section 15.2 hereof, for all judgments, orders or decrees issued, or settlements entered into, on or after August 5, 1997:

A Participant’s benefits provided under the Plan may be offset by an amount that the Participant is ordered or required to pay to the Plan if:

(a)
the order or requirement to repay arises (1) under a judgment of conviction for a crime involving such Plan, (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of the Employee Retirement Income Security Act of 1974, or (3) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person,

(b)
the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the participant’s benefits provided under the Plan, and

(c)
in a case in which distributions to the Participant are subject to the survivor annuity requirements of Code Section 401(a)(11), if the Participant has a spouse at the time at which the offset is to be made, the spouse has:  (1) either consented to the offset (with such consent obtained in accordance with the requirements of Code Section 417(a)) or previously elected to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity, (2) been ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of part 4 of subtitle B, or (3) retained the right to receive a survivor annuity form of benefit pursuant to Code Section 401(a)(11) under such judgment, order, decree or settlement.

ARTICLE XVI - ADOPTION OF PLAN BY AFFILIATE

16.1         Purpose of Article.  The purpose of this Article XVI is to describe the terms and conditions under which an Affiliate may adopt, and become a Participating Company under, the Plan and Trust for the benefit of some or all of its Eligible Employees.

16.2         Adoption by Affiliate.  Any Affiliate may, with the consent of the Company, become a Participating Company under the Plan and Trust by a vote of the board of directors of the Participating Company directing that:

(a)	The Participating Company shall agree to be bound by all the provisions of the Plan and Trust in the manner set forth herein and any amendments thereto.

(b)	The Participating Company shall agree to pay its share of the expenses of the Plan and Trust as they may be determined from time to time in the manner specified herein.

(c)
The Participating Company shall agree to provide the Company, Plan Administrator, Trustee, and Benefit Finance Committee with full, complete, and timely information on all matters necessary to operation of the Plan and Trust.

16.3         Participation in the Plan.

(a)
In the event of the adoption of the Plan and Trust by an Affiliate, the Affiliate shall become a Participating Company and all the terms and conditions of the Plan and Trust as set forth hereunder shall apply to the participation under the Plan of such Affiliate and its Employees in the manner as set forth herein.   Notwithstanding the foregoing, the following rights are specifically reserved to the Company so long as the Company participates under the Plan:

(i)	the right to designate a Participating Company;

(ii)	the right to appoint the Plan Administrator and the members of the Benefit Finance Committee;

(iii)	the right to direct, appoint, remove, approve the accounts of, or otherwise deal with the Trustee ; and

(iv)
the right to amend or terminate the Plan and Trust.  Any such amendment, unless otherwise specified herein, shall be fully binding with respect to participation by any Participating Company; provided that this reservation shall in no event be construed to prevent any Participating

Company from terminating its participation as a Participating Company under the Plan at any time, in the manner set forth herein.

(b)
With respect to a Participating Company, the term “Effective Date” shall mean such date specified by the board of directors of such Participating Company and approved by the Company, in conjunction with the adoption of the Plan by the Participating Company.

16.4        Termination by a Participating Company; Ceasing to be an Affiliate.

(a)
Any Participating Company may at any time elect to terminate its participation under the Plan in the manner set forth herein subject to any unfunded liability attributable to its respective Employees.  Termination of the participation of any Participating Company shall not affect the participation in the Plan of any other Participating Company nor terminate the Plan or Trust with respect to such other Participating Companies and their Employees; provided that, if the Company shall terminate its participation in the Plan, then each remaining Participating Company shall make such arrangements and take such action as may be necessary to assume the duties of the Company in providing for the operation and continued administration of the Plan and Trust as the same pertains to the remaining Participating Companies.  Any actions under this subsection (a) shall only be taken after compliance with all applicable legal requirements.

(b)
In the event that a Participating Company ceases to be an Affiliate, such Participating Company shall be deemed to have terminated its participation in the Plan effective immediately, and the Employees of such Participating Company shall be treated as having incurred a Termination from Service Date effective as of the date the Participating Company ceased to be an Affiliate.

16.5         Participating Company Plan Expenses.  Each Participating Company shall be liable for and shall pay at least annually to the Company its fair share of the expenses of operating the Plan and Trust, including its share of any Trustee's fees, as determined annually by the Company.  The amount of such charges to each Participating Company shall be determined by the Company in its sole discretion; provided, that, except with respect to charges incurred solely on account of a particular Participating Company, a Participating Company shall not be charged for a greater portion of any expenses of Plan operation than the ratio that the number of Participants who are or were its Employees bears to the total of all Participants nor for a greater proportion of any Trustee's fees than the ratio that the portion of the Trust Fund pertaining to Participants who are or were its Employees bears to the total Trust Fund.

16.6         Company as Agent.  With respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Participating Company shall be deemed to have designated irrevocably the Company as its agent.

16.7         Transferred Employees.  An Employee may be transferred between Participating Companies, and in the event of any such transfer, the Employee involved shall retain any accumulated Vesting Service and Accounts.  No such transfer shall constitute a Termination from Service hereunder, and the Participating Company to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Company from whom the Employee was transferred.

An Employee who transfers employment from a Participating Company to an Affiliate who is not a Participating Company shall cease to be an Active Participant as of the date of such transfer, but such transfer shall not constitute a Termination from Service.  An Employee who transfers employment from an Affiliate that is not a Participating Company to a Participating Company shall commence participation in the Plan as provided under Article II, with any Vesting Service credited while an Employee of the nonparticipating Affiliate taken into account.

16.8         Contributions to Trust Fund.  All contributions made by a Participating Company, as provided for in this Plan, shall be determined separately on the basis of its respective Employee cost attributable to its respective Employees' Pay for the Plan Year and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Company and the Beneficiaries of such Employees, subject to all terms and conditions of this Plan.  The Plan Administrator shall keep separate books and records concerning the affairs of each Participating Company hereunder and as to the accounts and credits of the Employees of each Participating Company.  The Trustee may, but need not, register insurance company contracts so as to evidence that a particular Participating Company is the interested Employer hereunder, but in the event an Employee transfers from one Participating Company to another, the employing Employer shall immediately notify the administrator thereof.

16.9         Common Procedures and Rules.  The Company shall have authority at all times upon notice duly given, to make any and all necessary common rules or regulations, which shall be binding upon all Participating Companies or to expedite and effectuate the common purposes of this Article XVI.  The decisions of the Company, the Trustee, the Plan Administrator, or the Benefit Finance Committee shall be binding on all Participating Companies.

16.10       Contributions by Participating Employer.  Contributions by a Participating Company shall be made based on the Plan Year and shall be made for its fiscal year which is coincident with or ends within the Plan Year as designated in Section 1.55.

ARTICLE XVII - PROVISIONS RELATING TO TOP-HEAVY PLAN

17.1         Applicability.  The provisions of this Article XVII shall apply to any Plan Year if, as of the applicable Determination Date, the Plan constitutes a Top-Heavy Plan.

17.2         Definitions.  The following definitions apply to this Article XVII and unless otherwise specifically stated in another section hereof do not apply to any other section of the Plan.

(a)
Determination Date.  With respect to each Plan Year, the Determination Date shall be the final day of the immediately preceding Plan Year; provided, however, that with regard to the Plan's initial Plan Year the “Determination Date” shall be the last day of the first Plan Year.

(b)
Key Employee.  Key Employee shall mean any Employee who, at any time during the Plan Year as of which a determination is made or any of the four (4) preceding Plan Years, is (in accordance with Section 416(i) of the Code and the regulations promulgated thereunder):

(i)
an officer of an Employer or any Affiliate whose annual compensation from the Employer and all Affiliates during any such Plan Year exceeds $165,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2012); provided, that no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten (10) percent of the Employees) shall be treated as officers;

(ii)
an Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or any Affiliate; or

(iii)
an Employee who (A) owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or more than one percent (1%) of the total combined voting power of all stock of the Employer and (B) who receives annual compensation from the Employer and all Affiliates in excess of one hundred fifty thousand dollars ($150,000).

(iv)
For the purpose of applying Section 318 of the Code under paragraphs (ii) and (iii) of this subsection (b), the phrase “50 percent” in Section 318(a)(2) of the Code shall be replaced by the phrase “5 percent.”

(v)
Annual compensation, as used in this Section, means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	Non-Key Employee. Any Employee who is not a Key Employee.

(d)
Aggregated Plans.  “Aggregated Plans” shall mean (i) all plans of the Employer or any Affiliate (A) that are qualified under Section 401(a) of the Code and (B) in which a Key Employee is a participant, and (ii) all other plans of the Employer or any Affiliate that enable any plan described in clause (i) above to meet the requirements of Sections 401(a)(4) or 410(b) of the Code (the “Required Aggregation Group”).  The Required Aggregation Group shall include each plan that satisfies the requirements of the preceding sentence, whether or not any such plan is terminated.  In addition, the term “Aggregated Plans” shall include any plan of the Employer or any Affiliate that is not required to be included in the Required Aggregation Group; provided, that the resulting group, taken as a whole, continues to meet the requirements of Sections 401(a)(4) and 410(b) of the Code (the “Permissive Aggregation Group”).  The Plan Administrator may elect to exclude as an Aggregated Plan any plan in the Permissive Aggregation Group that is a collectively bargained plan, if the necessary information as to participants and benefits with respect to such plan is not available.

(e)
Top-Heavy Plan.  The Plan shall constitute a “Top-Heavy Plan” for any Plan Year if, as of the applicable Determination Date, the sum of (A) the accounts of Key Employees under any Aggregated Plan that is of a defined contribution type and (B) the present value of the cumulative accrued benefits of Key Employees under any Aggregated Plan that is of a defined benefit type exceed sixty percent (60%) of the sum of (X) the accounts of all Employees under any Aggregated Plan that is of a defined contribution type and (Y) the present value of the cumulative accrued benefits of all Employees under any Aggregated Plan that is of a defined benefit type.  The above determinations shall be made in accordance with Section 416(g) of the Code.

(f)
Special Rules Applicable to Determination of Accrued Benefit or Account Balances. In determining the present value of accrued benefits or account balances for Aggregated Plans, the following rules shall apply:

(i)	The accrued benefit for each current Employee shall be computed as if the Employee voluntarily terminated service as of the Determination Date.

(ii)
The interest rate used to determine accrued benefits shall be the plan's actuarial equivalent interest rate and post-retirement mortality shall be determined based on the 1983 Group Annuity Mortality Table for Males.  There shall be no assumption as to preretirement mortality or future increases in cost of living.

(iii)
If a qualified joint and survivor annuity within the meaning of Section 401(a)(11) of the Code is the normal form of benefit, the spouse of the participant shall be assumed to be the same age as the participant for purposes of determining the present value of the accrued benefit.

(iv)
The present value of each accrued benefit shall reflect a benefit payable commencing at normal retirement age (or attained age, if later), provided that if the plan provides for a nonproportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable.

(v)	The employer contribution account shall be determined as of the most recent valuation occurring within the twelve (12) month period ending on the Determination Date.

(vi)
An adjustment shall be made for any contributions due as of the Determination Date.  In the case of a plan not subject to Section 412 of the Code, such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date, except that for the first Plan Year such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first Plan Year.

(vii)
The accrued benefit or account balance with respect to any Employee shall be increased by the aggregate distributions made to such Employee from any Aggregated Plan during the five (5) year period ending on the Determination Date; provided, however, that any distribution made after a Valuation Date but before the Determination Date shall not be counted as a distribution to the extent already included as of the Valuation Date.

(viii)
Any Employee contributions, whether voluntary or mandatory, shall be included.  However, amounts attributable to tax deductible qualified employee contributions shall not be considered to be a part of the account.

(ix)
With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one Employer to a plan maintained by another Employer), the plan from which the rollover or plan-to-plan transfer is initiated shall consider such amounts to be distributed for the purpose of this Article XVII.  The plan accepting such rollovers or plan-to-plan transfers shall not consider rollovers or plan-to-plan transfers as part of the Employee's benefit.

(x)
Related rollovers and plan-to-plan transfers (ones which are either not initiated by the Employee or not made to a plan maintained by the Employer) shall not be considered as a distribution for purposes of this Article XVII.  The plan accepting such rollover or plan-to-plan transfer shall consider such rollover or plan-to-plan transfer as part of the Employee's benefit, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(xi)	For purposes of determining whether the Employer is the same employer under (ix) and (x) above, the Employer and all Affiliates shall be treated as the same Employer.

(xii)	For purposes of this Article XVII, a Beneficiary of any deceased Employee shall be considered a Participant hereunder.

(xiii)
Notwithstanding any other provision of the Plan to the contrary, no individual shall be counted as an Employee or Participant for the purposes of this Article XVII if such individual has not received compensation (other than benefits under the Plan) during the five (5) year period ending on a Determination Date.

(viv)
Solely for the purpose of determining if the Plan, or any other plan in the Required Aggregation Group of which this Plan is part, is Top-Heavy, the accrued benefit of an individual other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by Employers, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

(g)	Top-Heavy Plan Year. “Top-Heavy Plan Year” shall mean a Plan Year in which the Plan is a Top-Heavy Plan.

(h)
Top-Heavy Compensation. “Top-Heavy Compensation” shall mean compensation from the Employer and all Affiliates within the meaning of Section 415 of the Code.  Includible in compensation shall be the value of a non-qualified stock option granted to an employee by the Employer to the extent that the value of the option is includible in gross income.  Compensation does not include amounts contributed to a plan of deferred compensation that are not included in gross income; any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option; and amounts realized from the sale of stock acquired under a qualified stock option.  In determining average compensation for Top-Heavy purposes, years for which the Employee did not earn a year of service shall be disregarded.  Also, compensation received for years ending in Plan Years beginning before January 1, 1984 and compensation received for years beginning after the close of the last Plan Year in which the plan is Top-Heavy may be disregarded.

(i)
Testing Period.  “Testing Period” shall mean the five (5) consecutive Top-Heavy Plan Years of employment of the Participant by the Employer or any Affiliate during which the aggregate Top-Heavy Compensation paid by the Employer or any Affiliate to such Participant was the highest, or if the Plan was a Top-Heavy Plan for less than five (5) Top-Heavy Plan Years, the number of Top-Heavy Plan Years.  Exclusion of a Plan Year as a Top-Heavy Plan Year because a year of service was not credited or because of item (i) or (ii) of subparagraph (h) above shall not be deemed to break the consecutive nature of the surrounding Top-Heavy Plan Years.

17.3         Minimum Benefit.  Each Non-Key Employee shall receive the minimum benefit required by Section 416(c) of the Code in each Plan Year in which the Plan is a Top-Heavy Plan under the Retirement Plan for Employees of Aetna Inc.; provided, however, that if any Non-Key Employee is not covered by the Retirement Plan for Employees of Aetna Inc., such Non-Key Employee shall receive the minimum contribution required by Section 416(c) of the Code under this Plan.

   Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

   The employer may provide by plan amendment that the minimum benefit requirement shall be met in another Plan (including another Plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

17.4        Determination of present values and amounts.  This Section shall apply, notwithstanding the provisions of Section 17.2(f) hereof, for the purposes of determining the present values of accrued benefits and the amounts of account balances as of the determination date.

(a)
Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(b)
Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

ARTICLE XVIII - MISCELLANEOUS

18.1        Benefits Solely From Trust Fund.  As a condition precedent to participation in the Plan, each Employee agrees to look solely to the assets of the Trust for the payment of any Plan benefits to which he or she is entitled.

18.2        Liability for Benefits, Contributions and Expenses.

(a)
The Employer assumes no responsibility or liability for the payment of benefits under this Plan.  Such benefits shall be paid solely from the Trust Fund in accordance with the terms and conditions of this Plan.

(b)
The Employer is not legally obligated to make contributions (other than Deferral Contributions, Catch-up Contributions, or Voluntary Contributions withheld from the Pay of an Active Participant) to the Trust Fund.  No action or suit shall be brought by any Participant or other person against the Employer to compel contributions.

(c)
If benefits are payable to a minor or incompetent or to a person incapable of handling the disposition of his or her property, the Plan Administrator may instruct the Trustee to pay such benefits to the guardian, legal representative or person having the care and custody of such person.  Such distribution shall completely discharge the Employer and Trustee from all liability with respect to such benefit.

(d)	The Employer shall pay all expenses of the Trust Fund to the extent such expenses are not paid out of the Trust Fund.

18.3        Rights of Employees.  Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge such Employee at any time, nor shall it be deemed to give the Employer the right to require the Employee to remain in its service, nor shall it interfere with the Employee's right to terminate service at any time.

18.4        Taxes and Fees.

(a)
Any taxes that may be levied or assigned upon the assets of the Trust Fund or upon the income arising therefrom or that may be incurred by the Trustee in the performance of its duties shall be paid pursuant to the terms of Section 14.5.

(b)	Payment of the Trustee's fees and of any indebtedness incurred by the Trustee in the performance of its duties shall be made pursuant to the terms of Sections 14.5 and 14.6.

18.5         Direct Rollovers.

(a)
Notwithstanding any other provision of the Plan to the contrary that would limit a distributee's election under this Section 18.5, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover.

(b)
An Eligible Rollover Distribution is any distribution of any portion of the balance to the credit of the distributee that is greater than the amount permitted by law to be excluded from the direct rollover option, except that an Eligible Rollover Distribution does not include:  (i) any distribution that is one of a series of substantially equal periodic payments (to be made not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) except as otherwise provided below, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) corrective distributions of Excess Contributions or Excess Deferrals, and income allocable to such contributions; (v) loans treated as distributions under Section 72(p) of the Code and loans in default that are deemed distributions; and (vi) any amount that is distributed on account of hardship.

Effective for distributions made after December 31, 2001, for purposes of this Section 18.5, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to (A) an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or (B) any other Eligible Retirement Plan, other than an eligible plan under Section 457(b) of the Code, that agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c)
An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that is legally permitted to accept the distributee's Eligible Rollover Distribution.  An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan herein also applies with respect to Eligible Rollover Distributions to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

(d)
A distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a QDRO are distributees with regard to the interest of the spouse or former spouse.

(e)	A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

(f)
A non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a Direct Rollover, may roll over all or any portion of his or her distribution to an individual retirement account that the Beneficiary establishes for purposes of receiving the distribution.  In order to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution.  If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.

(g)
Subject to the provisions of this Section 18.5, a direct rollover of a distribution from a Roth Account under the Plan will only be made to another Roth account under an applicable retirement plan described in § 402A(e)(1) or to a Roth IRA described in § 408A, and only to the extent the rollover is permitted under the rules of § 402(c).  Eligible rollover distributions from a Participant’s Roth

-99A-

Account are taken into account in determining whether the total amount of the Participant’s vested Account Value under the Plan exceeds $1,000 for the purpose of Section 8.10.

(h)
Notwithstanding any provision of this Section 18.5 to the contrary, a Participant may elect to roll over a distribution to a Roth IRA to the extent permitted under, and subject to the requirements of, Section 408A of the Code.

18.6         Merger, Consolidation, or Transfer.  In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefit that a Participant would receive upon a termination of the Plan immediately after such merger, consolidation, or transfer shall be equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.  The Plan Administrator has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan to other retirement plans described in Section 401(a) of the Code.  The Plan Administrator also has the authority to accept/receive amounts transferred to this Plan from other retirement plans described in Section 401(a) of the Code.  If it is subsequently determined that any amounts transferred into this Plan were ineligible to be so transferred, the Plan Administrator shall direct that any ineligible amounts, plus earnings attributable thereto, be distributed from the Plan as soon as administratively feasible.

18.7         Applicable State Law.  This Plan shall be construed in accordance with and governed by the laws of the state of Connecticut; provided, however, that any matters relating solely to actions and operations of the Trustee and the Trust Fund shall be governed by the laws of the Commonwealth of Pennsylvania.  Notwithstanding the foregoing, to the extent that such laws have been superseded by Federal law, Federal law shall govern.

18.8         Section 16 of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving Stock or the Stock Account are intended to comply with all applicable exemptive conditions under Rule 16b-3.  The Employer, by action of the Board (or by action of any person(s) to which the Board may delegate its authority), may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. To the extent that any provision of the Plan or any act taken with respect to the Plan is inconsistent with Section 16 of the Exchange Act, including, without limitation, Rule 16b-3, such provision, guideline or act shall be deemed null and void, as permitted by applicable law.

18.9         Manner of Communications. In accordance with procedures established by the Plan Administrator, and to the extent permissible under applicable law, any elections, designations or other communications from Participants, and any communications to Participants, with respect to the Plan may be made electronically rather than in writing.

-99B-

18.10       Qualified Military Service.

(a)
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b)
Without limitation, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant has resumed and then terminated employment on account of death.

(c)
To the extent provided in Code Section 414(u) and consistent with the rules of application set forth therein: (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an employee of the employer making the payment; and (ii) such differential wage payment is treated as Pay, and the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

18.11       Recovery of Benefit Overpayments.  If it is determined that any benefit(s) paid to a Participant or Beneficiary under the Plan should not have been paid or should have been paid in a lesser amount, written notice thereof shall be given to such Participant or Beneficiary, and the Participant or Beneficiary shall repay the amount of the overpayment.  If the Participant or Beneficiary fails to repay such amount promptly, the Plan Administrator shall arrange to recover such amount from any other benefits then payable, or which may become payable, to the Participant or Beneficiary under the Plan.

-99C-

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by its agents thereunto duly authorized, as of the day and year first above stated.

AETNA INC.

By:	/s/ Elease E. Wright
Title:	Senior Vice President, HR
Date:	12/13/12

Attachment I - Acquired Employers – Vesting Service Credit

CAUTION:	(1)	The provisions below relate only to Employees employed on the Date of Acquisition.
(2)	The provisions below do not apply where a specific Plan provision states otherwise.
(3)
Service not considered by the Acquired Employer will not be given credit; the Company shall rely exclusively on information transmitted by the Acquired Employer in determining what service will be credited.

Employer	Vesting Service
Prodigy Health Group, Inc. (“PH”) (Including, American Health Holding, Inc., Meritain Health, Inc. and Scrip World, LLC)	Date of Hire by PH (may be prior to Date of Acquisition).

I

Attachment II - Participating Companies

A. Participating Companies	B. Original Date of Inclusion	C. Tax Identification Number of Employer
Prodigy Health Group, Inc. (Including, American Health Holding, Inc., Meritain Health, Inc. and Scrip World, LLC)	1/1/2013	16-1471176

The Plan shall be effective with respect to any other Employer as of the applicable Original Date of Inclusion.

II